Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

AIRCRE

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - NET

1. Basic Provisions ("Basic Provisions").

[Lessor Name]

1.1 Parties. This Lease ("Lease"), dated for reference purposes only May 1, 2018, is made by and between [REDACTED] [REDACTED] ("Lessor") and [REDACTED] [REDACTED] ("Lessee"), (collectively the "Parties", or individually a "Party"). [Lessee Name]

1.2(a) Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known as (street address, unit/suite, city, state): 3400 W. Warner Ave., Units F, F-2, G and H, Santa Ana, California 92704 ("Premises"). The Premises are located in the County of Orange, and are generally described as (describe briefly the nature of the Premises and the "Project"): an approximate 16,263 square foot space as part of an industrial/business park complex. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the approximate 16,263 square foot building containing the Premises ("Building") and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project." (See also Paragraph 2)

1.2(b) Parking: 3 unreserved non-exclusive vehicle parking spaces per every 1,000 square feet of the Premises (i.e. 48 vehicle parking spaces for the Premises at 16,263 square feet, which the number of such spaces shall increase or reduce if the Premises square footage is increased or reduced, respectively) as part of the parking area shown on Exhibit C attached hereto. (See also Paragraph 2.6)

1.3 Term: eleven (11) years and six (6) months ("Original Term") commencing December 1, 2018 ("Commencement Date") and ending May 31, 2030 ("Expiration Date"). (See also Paragraph 3)

1.4 Early Possession: If the Premises are available Lessee may have non-exclusive possession of the Premises commencing upon the date Lessor provides Lessee with possession of the Premises (estimated to occur October 1, 2019) ("Early Possession Date"). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $[REDACTED] per month ("Base Rent"), payable on the first (1st) day of each month commencing the earlier of (i) the ninetieth (90th) day following the Early Possession Date; or (ii) on January 1, 2020 (collectively, the "Rent Commencement Date"). The Base Rent shall be increased at a rate of 3% per annum on a compounding basis during the Original Term. (See also Paragraph 4 and 6n)

[Base Rent]

☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 60.

1.6 Lessee's Share of Common Area Operating Expenses: ~~percent~~ (16.2 %) ("Lessee's Share"). In the event that the size of the Premises and/or the Project are modified during the term of this ~~Lease, Lessor~~ shall recalculate Lessee's Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution: [Base Rent]

(a) Base Rent: $[REDACTED] for the period January 1, 2020 - January 31, 2020.

(b) Common Area Operating Expenses: $[REDACTED] for the period January 1, 2020 - January 31, 2020 (estimated at $[REDACTED] per square foot of the Premises). [Estimate of Common Area Operating Expense]

(c) Security Deposit: ("Security Deposit"). (See also Paragraph 5)

(d) Other: N/A for N/A.

(e) Total Due Upon Execution of this Lease: $[REDACTED]. [Total Amount Due on Execution of Lease]

1.8 Agreed Use: See Addendum Paragraph 53. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the "Insuring Party". (See also Paragraph 8)

1.10 Real Estate Brokers. (See also Paragraph 15 and 25)

~~(a) Representation. Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, confirms and consents to the following agency relationships in this Lease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):~~

~~Lessor's Brokerage Firm _____ License No. _____ is the broker of (check one): ☐ the Lessor; or ☐ both the Lessee and Lessor (dual agent).~~

~~Lessor's Agent _____ License No. _____ is (check one): ☐ the Lessor's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).~~

~~Lessee's Brokerage Firm _____ License No. _____ is the broker of (check one): ☐ the Lessee; or ☐ both the Lessee and Lessor (dual agent).~~

~~Lessee's Agent _____ License No. _____ is (check one): ☐ the Lessee's Agent (salesperson or broker associate); or ☐ both the Lessee's Agent and the Lessor's Agent (dual agent).~~

~~(b) Payment to Brokers. Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of _____ or _____ % of the total Base Rent) for the brokerage services rendered by the Brokers.~~

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Newtonian Principles, Inc., a Delaware corporation ("Guarantor"). (See also Paragraph 37)

1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑ an Arbitration Addendum, an Option(s) to Extend Addendum, and an Addendum consisting of Paragraphs 50 through 62;

☑ a site plan depicting the Premises as Exhibit C and Floor Plan depicting the Premises as Exhibit D;

☑ a site plan depicting the Project as Exhibit C;

☑ a current set of the Rules and Regulations for the Project;

☐ a current set of the Rules and Regulations adopted by the owners' association;

☑ a Work Letter attached as Exhibit E;

☑ other (specify): Lessee's use of Chemical and Hazardous Substance Disclosure Notice as Exhibit A; Notice of Existing Hazardous Substances as Exhibit B; A "vanilla shell" description as Exhibit F; a Form of Guaranty as Exhibit G; a Proposal and Contract for Installation of a New Roof for the Building by Built-Rite Construction Inc. as Exhibit H; and Guaranty of Lease.

2. Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building ("Unit") to Lessee broom clean and free of debris on the Rent Commencement Date or the Early Possession Date, whichever first occurs ("Start Date"), and, so long as the required service contracts described in Paragraph 7.1(b)

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below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those removed, altered or constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects not caused by Lessee, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee's sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 7). Lessor also warrants, that unless otherwise specified in writing as of the Start Date, Lessor is unaware of (i) any recorded Notices of Default affecting the Premises; (ii) any delinquent amounts due under any loan secured by the Premises; and (iii) any bankruptcy proceeding affecting the Premises.

2.3 **Compliance.** Lessor warrants that to the best of its knowledge the improvements on the Premises comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances ("**Applicable Requirements**") that were in effect at the time that each improvement, or portion thereof, was constructed. Said warranty does not apply to the use to which Lessee will put the Premises (including the Agreed Use), modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee's use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. **NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building ("**Capital Expenditure**"), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general or as a result of Alterations or Utility Installations made by Lessee, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee or as a result of Alterations or Utility Installations made by Lessee, ~~(such as, governmentally mandated seismic modifications),~~ then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/120th~~144th~~ of the portion of such costs reasonably attributable to the Premises. Lessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Lease ~~or if Lessor reasonably determines that it is not economically feasible to pay its share thereof~~ and exceeds three (3) months of Base Rent as to the Premises or One Hundred Thousand Dollars ($100,000.00) as to the Building, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct undisputed amounts of the same up to twenty-five percent (25%), with Interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 **Acknowledgements.** Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor ~~and/or Brokers~~ to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee's intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by ~~Brokers or~~ Lessor, (e) the square footage of the Premises was not material to Lessee's decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, nor Lessor's agents, ~~nor Brokers~~ have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that ~~(i) Brokers have made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (ii)~~ it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Intentionally Omitted. ~~**Lessee as Prior Owner/Occupant.** The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~

2.6 **Vehicle Parking.** Lessee shall be entitled to use on a non-exclusive basis the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "**Permitted Size Vehicles.**" Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor; provided, however, the foregoing shall not preclude the temporary parking of vehicles of less than 24 hours which are not Permitted Size Vehicles for purposes of loading and unloading. In addition:

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, ~~customers,~~ contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) Lessee shall not service or store any vehicles in the Common Areas.

(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 **Common Areas - Definition.** The term "**Common Areas**" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Lessee's Rights.** Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 **Common Areas - Rules and Regulations.** Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("**Rules and Regulations**") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes.** Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances,

parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways; provided, however, except as required by the Applicable Requirements, in no event shall such changes diminish Lessee's access rights to the Premises or decrease the parking spaces to which it is entitled.

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3. Term.

3.1 **Term.** The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 **Early Possession.** Any provision herein granting Lessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Rent Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such Early Possession shall not affect the Expiration Date.

3.3 **Delay in Possession.** Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by ~~the Commencement Date~~ October 1, 2019. If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises. ~~and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee.~~ If possession is not delivered within 120~~60~~ days after the Rent Commencement Date, as the same may be extended under the terms of any Work Letter executed by Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 120~~60~~ day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee's right to cancel shall terminate. If possession of the Premises is not delivered within 180~~120~~ days after the Rent Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.

3.4 **Lessee Compliance.** Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, ~~including~~ the payment of Rent following the Rent Commencement Date, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4. Rent.

4.1. **Rent Defined.** All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("**Rent**").

4.2 **Common Area Operating Expenses.** Lessee shall pay to Lessor on and after the Rent Commencement Date until termination or expiration of ~~during~~ the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) "**Common Area Operating Expenses**" are defined, for purposes of this Lease, as all commercially reasonable costs relating to the ownership and operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(dd) All other areas and improvements that are within the exterior boundaries of the Project but outside of the Premises and/or any other space occupied by a tenant.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) The cost of trash disposal, pest control services, property management not to exceed an amount equal to six percent (6%) of the annual Base Rent in the year in which the Property Management expense was incurred, security services, owners' association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.

(iv) Reasonable and customary ~~R~~reserves for comparable projects set aside for maintenance, repair and/or replacement of Common Area improvements and equipment.

(v) Real Property Taxes (as defined in Paragraph 10).

(vi) The cost of the premiums for the insurance maintained by Lessor pursuant to Paragraph 8.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas, but not to exceed $20,000.

(viii) Auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Project.

(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee's Share of 1/144th of the cost of such capital improvement in any given month. Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

(x) The cost of any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

Notwithstanding anything in this Lease to the contrary, the following shall not be included within Common Area Operating Expenses: (i) leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with other tenants, or in connection with leasing, renovating, or improving space for other tenants or other occupants or prospective tenants of the Building or Project; (ii) any depreciation on the Building or Project; (iii) costs incurred due to Lessor's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project; (iv) overhead profit increments paid to Lessor's subsidiaries or affiliates for management or other services on or to the Building or Project or for supplies or other materials for the Building or Project to the extent that the cost of such services, supplies, or materials exceeds the cost that would have been paid had such services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (v) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust, and all rental and other payable amounts due under any ground or underlying lease; (vi) advertising and promotional expenditures; (vii) cost of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature to the extent that Lessor has an insurance obligation therefor pursuant to the terms of this Lease; (viii) costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith), provided, however, maintenance thereof is not excluded from Common Area Operating Expenses; (ix) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; and (x) the cost of containing, removing, or otherwise remediating any contamination of the Premises (including the underlying land and ground water) by any Hazardous Substances where such contamination was not caused by Lessee.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor's estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses for the preceding year. If Lessee's payments during such year exceed Lessee's Share, Lessor shall credit the amount of such over-payment against Lessee's future payments. If Lessee's payments during such year were less than Lessee's Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.

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4.3 **Payment.** Lessee shall cause payment of Rent and all other payments under this Lease to be received by Lessor in lawful money of the United States by check, money order or wire o f immediately available funds, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts may ~~shall~~ be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied first to accrued late charges and attorney's fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.4 **Audit Rights.** Within ninety (90) days after receipt of Lessor's statement of Paragraph 4.2(d) above setting forth the actual Common Area Operating Expenses (the "Statement"), Lessee shall have the right to audit at Lessor's local offices, at Lessee's expense, Lessor's books and records relating to Common Area Operating Expenses for the year in question. Such audit shall be conducted by a certified public accountant approved by Lessor, which approval shall not be unreasonably withheld. Such audit shall be completed within thirty (30) days after such audit is commenced, and shall be conducted at such time or times during business hours as Lessor shall reasonably designate. If Lessee fails to timely provide Lessor with notice of Lessee's election to audit the applicable Statement within such 90-day period, such applicable Statement shall be conclusively binding. If such audit reveals that Lessor has overcharged Lessee, the amount overcharged shall be paid to Lessee within thirty (30) days after the audit is concluded.

5. **Security Deposit.** Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. ~~Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition.~~ Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH'S RENT.

6. **Use.**

6.1 **Use.** Lessee shall use and occupy the Premises only for the Agreed Use, ~~or any other legal use which is reasonably comparable thereto~~, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is not in compliance with Applicable Law ~~unlawful~~, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. ~~Lessor shall not unreasonably withhold or delay its consent to any written request for a~~ Any modification of the Agreed Use consented to by Lessor shall ~~, so long as the same will~~ not impair the structural integrity of the Building or the mechanical or electrical systems therein, and shall ~~/or is~~ not be significantly more burdensome to the Project. ~~If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in the Agreed Use.~~

6.2 **Hazardous Substances.**

(a) **Reportable Uses Require Consent.** The term "**Hazardous Substance**" as used in this Lease shall mean any product, substance, or waste, excluding Cannabis, whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "**Reportable Use**" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.

(b) **Duty to Inform Lessor.** If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) **Lessee Remediation.** Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

(d) **Lessee Indemnification.** Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) **Lessor Indemnification.** Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) **Investigations and Remediations.** Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Lessee taking possession, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises or such investigation reveals a Lessee Default under this Paragraph 6.2, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

(g) **Lessor Termination Option.** If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue

in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds $250,000~~12 times the then monthly Base Rent or $100,000, whichever is greater~~, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds $250,000 ~~an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater~~. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination. Notwithstanding any provision of Paragraph 6.2 to the contrary, subparagraph 6.2(g) shall not apply to the Hazardous Substance Condition disclosed on Exhibit B attached hereto and Lessor shall be responsible for all remediation measures arising from such condition.

6.3 **Lessee's Compliance with Applicable Laws~~Requirements~~.** Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Laws~~Requirements~~, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Laws~~Requirements~~ are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor's written request, provide Lessor with copies of all permits and reasonable~~other~~ documents, and other reasonable information evidencing Lessee's compliance with any Applicable Laws~~Requirements~~ specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened (if known) or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Laws~~Requirements~~. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 **Inspection; Compliance.** Subject to Cannabis Laws, Lessor and Lessor's "**Lender**" (as defined in Paragraph 30) and consultants authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice of no less than twenty-four (24) hours and subject to Lessee's reasonable security precautions, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. Notwithstanding anything to the contrary contained in this Lease, in no event shall Lessor, in the exercise of its right of entry under this Lease, permit any person or entity which is known by Lessor to be a competitor of Lessee or Permitted Transferee be entitled to enter the Premises without Lessee's express written consent to the entry of such person or entity, in Lessee's sole and absolute discretion (**"Competitor Entry Rights"**). The cost of any such inspections shall be paid by Lessor, unless a material violation of Applicable Laws~~Requirements~~, or a Hazardous Substance Condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor. ~~Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.~~

7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

7.1 **Lessee's Obligations.**

(a) **In General.** Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations (intended for Lessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

(b) **Service Contracts.** Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) **Failure to Perform.** If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, subject to Competitor Entry Rights and Cannabis Law, Lessor may enter upon the Premises after 10 days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.

(d) **Replacement.** Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 120~~144~~ (ie. 1/120th~~144th~~ of the cost per month; provided, however, that if an item described in Paragraph 7.1(b) is a Lessee Owned Alteration or Utility Installation, all replacement costs thereof shall be borne by Lessee). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.

7.2 **Lessor's Obligations.** Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs (except Lessee's signage) and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. In the event a new roof for the Building is requested in writing by Lessee or Permitted Transferee pursuant to tenant improvements, Lessor shall contribute, one (1) time, two thirds (2/3) of the cost to replace the roof, capped at $112,000 of contribution by Lessor, provided that the requested roof is of equal or greater quality to the roof described in Exhibit H attached hereto, and Lessee shall contribute the remaining portion of the cost of such roof upon completion thereof payable in one lump sum. Such roof cost contribution by Lessor shall not be amortized as a CAM or any other passthrough expense to the Lessee or Permitted Transferee.

7.3 **Utility Installations; Trade Fixtures; Alterations.**

(a) **Definitions.** The term "**Utility Installations**" refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "**Trade Fixtures**" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "**Alterations**" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion to the Premises, Building or Project. "**Lessee Owned Alterations and/or Utility Installations**" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) **Consent.** Lessee shall not make any Alterations or Utility Installations to the Premises, Building or Project without Lessor's prior written consent. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing exterior walls, will not affect the electrical, plumbing, HVAC, structural support and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises, Building or Project resulting from Applicable Laws~~Requirements~~, such as compliance with Title 24, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month's Base Rent in the aggregate or a sum equal to one month's Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor.

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Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

(c) **Liens; Bonds.** Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs. Upon Completion of any Lessee Construction, Lessee shall obtain unconditional waivers and releases on final payment with no exceptions from all its contractors, subcontractors and material suppliers.

(d) **Lessee's Work.** Notwithstanding subparagraphs 7.3(b) and 7.3(c) above, such subparagraphs shall not apply to Lessee's Work as defined in the Work Letter attached hereto as Exhibit E, instead, Lessee's Work shall be carried out in accordance with the Work Letter attached hereto as Exhibit E as the same may be modified or superceded as provided in Exhibit F.

(e) **Intended Alterations.** Lessor acknowledges that Lessee's intended Alterations include the construction of a "Planet 13" water feature sign similar to the "Planet 13" signage in Las Vegas, Nevada ("**Intended Alterations**"). Lessor shall not deny or withhold consent merely on the basis that Lessee desires to construct the Intended Alterations, but may deny or withhold consent on other bases such as the intended manner of construction, substantial adverse deviations from the "Planet 13" Las Vegas, Nevada signage, legality of the Intended Alterations, or otherwise. All Intended Alterations shall comply with Applicable Law, including, but not limited to, approval by the City of Santa Ana.

7.4 **Ownership; Removal; Surrender; and Restoration.**

(a) **Ownership.** Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. ~~Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations.~~ Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) **Removal.** By delivery to Lessee of written notice from Lessor not earlier than 365~~180~~ and not later than 60~~30~~ days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

(c) **Surrender; Restoration.** Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, in a "vanilla shell" condition, as described on Exhibit F attached hereto and with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing and the provisions of Paragraph 7.1(a), if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.~~ Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances and Cannabis brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.

8. **Insurance; Indemnity.**

8.1 **Payment of Premiums.** The cost of the premiums for the insurance policies required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date. [illegible]

8.2 **Liability Insurance.**

(a) **Carried by Lessee.** Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $[REDACTED] per occurrence with an annual aggregate of not less than $[REDACTED] Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "**insured contract**" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) **Carried by Lessor.** Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 **Property Insurance - Building, Improvements and Rental Value.**

(a) **Building and Improvements.** Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $[REDACTED] per occurrence. [Maximum Deductibel Amount]

(b) **Rental Value.** Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days ("Rental Value insurance"). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) **Adjacent Premises.** Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas ~~or other buildings in the Project~~ if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) **Lessee's Improvements.** Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 **Lessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.** [Maximum Deductible Amount]

(a) **Property Damage.** Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $[REDACTED] per occurrence. *The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.*

(b) **Business Interruption.** To the extent business interruption insurance is required by Lessor's lender, Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) **Worker's Compensation Insurance.** Lessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Law~~Requirements~~. Such policy shall include a 'Waiver of Subrogation' endorsement. Lessee shall provide Lessor with a copy of such endorsement along

with the certificate of insurance or copy of the policy required by paragraph 8.5.

(d) **No Representation of Adequate Coverage.** Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

8.5 **Insurance Policies.** Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, ~~or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.~~ Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. Notwithstanding anything to the contrary in this Lease, each Party's obligation to obtain and maintain required insurance under this Lease shall be only to the extent that such insurance is commercially available at commercially reasonable rates; provided, however, in no event shall such insurance obligations be contrary to Applicable Law.

8.6 **Waiver of Subrogation.** Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 **Indemnity.** Except for Lessor's gross negligence or willful misconduct (which shall not include Lessor's consent to the Agreed Use), Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises and/or Project by Lessee and/or by Lessee's employees, contractors, agents, representatives, licensees or invitees . Such obligation to indemnify shall not extend to any claim or foreclosure action made by Lessor's lender resulting from or arising from Lessor's breach or potential breach of its financing or lending agreements, or Security Devices as such are defined in Paragraph 30.1, with Lessor's lender arising from Lessee's Cannabis activities conducted in accordance with Applicable Law. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Except for Lessee's gross negligence or willful misconduct, Lessor shall indemnify, protect, defend and hold harmless Lessee and Lessee's employees, officers, agents, directors, and shareholders, and the successors and assigns of each of the foregoing, any and all claims, demands, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with (i) Lessor's or Lessor's agents breach of any covenant, representation or warranty under this Lease and (ii) Lessor's or Lessor's agents' gross negligence or willful misconduct. The mutual indemnity obligations of Lessor and Lessee under this Lease shall not, however, release the respective insurers of Lessor and Lessee from such insurers' obligations under any policies covering their respective insureds.

8.8 **Exemption of Lessor and its Agents from Liability.** Except for ~~Notwithstanding~~ the gross negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee's business or for any loss of income or profit therefrom. Instead, it is intended that Lessee's sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 ~~Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~

9. Damage or Destruction.

9.1 **Definitions.**

(a) **"Premises Partial Damage"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 6 ~~3~~ months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 12 ~~6~~ month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) **"Premises Total Destruction"** shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 6 ~~3~~ months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 12 ~~6~~ month's Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) **"Insured Loss"** shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

(d) **"Replacement Cost"** shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) **"Hazardous Substance Condition"** shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Premises which requires restoration.

9.2 **Partial Damage - Insured Loss.** If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 **Partial Damage - Uninsured Loss.** If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to

Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9.4 **Total Destruction.** Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the ~~gross~~ negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

9.5 **Damage Near End of Term.** If at any time during the last 6 months of this Lease (including and as extended by any option term) there is damage for which the cost to repair exceeds two (2) ~~one~~ month's's Base Rent, whether or not an Insured Loss, either Party ~~Lessor~~ may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other Party ~~Lessee~~ within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, ~~(a)~~ exercising such option, in which case this Paragraph 9.5 shall be inapplicable to such damage and the other provisions of this Lease shall control. ~~and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.~~

9.6 **Abatement of Rent; Lessee's Remedies.**

(a) **Abatement.** In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease and such damage, destruction or condition prevents Lessee from use of the Premises and operation of its business, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) **Remedies.** If Lessor is obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. "Commence" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 **Termination; Advance Payments.** Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor.

10. Real Property Taxes.

10.1 **Definition.** As used herein, the term "**Real Property Taxes**" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, ~~and/or~~ (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease, and/or (iv) imposed by reason of the Agreed Use . In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.2 **Payment of Taxes.** Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 **Additional Improvements.** Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises, Building or Project by Lessee or at Lessee's request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.

10.4 **Joint Assessment.** If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 **Personal Property Taxes.** Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor's sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee's Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

Within thirty ~~fifteen~~ days of Lessor's written request, Lessee agrees to deliver to Lessor such information, documents and/or authorization as Lessor needs in order for Lessor to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

12. Assignment and Subletting.

12.1 **Lessor's Consent Required.**

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "**assign or assignment**") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 50% ~~25%~~ or more of the voting control of Lessee or Planet 13 shall constitute a change in control for this purpose.

(c) ~~The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "Net Worth of Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~

(d) An assignment or subletting without consent shall~~, at Lessor's option,~~ be a Default curable after notice per Paragraph 13.1(d). ~~, or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the~~

~~price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

(e) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 **Terms and Conditions Applicable to Assignment and Subletting.**

(a) Regardless of Lessor's consent, no assignment or subletting shall : (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

(b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

(c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1,000 ~~$500~~ as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease. ~~, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.~~

(g) Lessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

12.3 **Additional Terms and Conditions Applicable to Subletting.** The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee's then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

12.4 **Permitted Transfers.** Notwithstanding anything in this Lease to the contrary, and subject to the conditions reflected in Paragraph 12.5 as stated herein, Lessee may assign or sublease the Premises, upon written notice without Lessor's consent, to the following entities (collectively, "Permitted Transfers" and each such assignee or sublessee or licensee, a "Permitted Transferee"):

(a) To an entity which is controlled by Planet 13 Holdings, Inc., a Canadian public corporation ("Planet 13").

(b) To an entity which results from a merger of, reorganization of, or consolidation with Lessee for Planet 13.

(c) To an entity which acquires substantially all of the stock or assets of the Lessee for Planet 13, as a going concern, with respect to the business that is being conducted in the Premises.

12.5 **Conditions for Permitted Transfers:** Any Permitted Transfer pursuant to section 12.4 above, shall be subject to the following conditions:

(a) Lessee shall remain fully liable for all terms, conditions and obligations under the Lease.

(b) Any such Permitted Transfer shall be subject to all of the terms, covenants and conditions of the Lease and (except in the case of a sublease or license) the transferee shall expressly assume for the benefit of Lessor all the obligations of Lessee under the Lease and shall deliver to Lessor within fifteen (15) days of the effective date of such transfer instrument containing an express assumption of all of Lessee's obligations under the Lease.

(c) Any transferee or entity resulting from a Permitted Transfer (other than subleases) will, under generally accepted accounting principles, have a net worth equal to or greater than the Lessee's net worth at the time of Lease execution.

(d) Lessee shall provide Lessor, within twenty (20) days of the effective date of such transfer instrument, applicable documentation related to any modification or new issuance of the required Local Regulatory Permits and State Licenses.

(e) Lessee shall provide Lessor notice of such Permitted Transfer no later than 30 days after such transfer and shall include all documentation reasonably necessary to verify the conditions contained herein.

(f) Lessee agrees to reimburse Lessor for Lessor's reasonable attorney's fees and documentation fees incurred in connection with the review, processing and preparation of any documentation associated with a Permitted Transfer.

(g) Planet 13 shall execute a guaranty to this Lease in substantially the same form as the Form of Guaranty attached hereto as Exhibit G.

13. Default; Breach; Remedies.

13.1 **Default; Breach.** A **"Default"** is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A **"Breach"** is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 5 ~~3~~ business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR'S RIGHTS, INCLUDING LESSOR'S RIGHT TO RECOVER POSSESSION OF THE PREMISES.

(c) Subject to Competitor Entry Rights, the ~~The~~ failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an ~~illegal~~ activity on the Premises by Lessee not in conformance with Applicable Law, where such actions continue for a period of 5 ~~3~~ business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a third ~~second~~ time then, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Laws ~~Requirements~~, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, subject to Lessee's right in Paragraph 60 of the Addendum, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee's Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences

such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "**debtor**" as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Lessee's failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 **Remedies.** If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 **Inducement Recapture.** Any agreement for free or abated rent or other charges, the cost of tenant improvements for Lessee paid for or performed by Lessor (including, but not limited to, the Lessor Allowance), or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "**Inducement Provisions,**" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 **Late Charges.** Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5%~~10%~~ of each such overdue amount or $100, whichever is greater. Additionally, Lessor shall not impose any late charge upon Lessee for late payment of any amount due to Lessor if Lessee has not made late payments more than once in the 12-month period immediately preceding the subject late payment. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 **Interest.** Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest ("**Interest**") charged shall be computed at the rate of 5%~~10%~~ per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 **Breach by Lessor.**

(a) **Notice of Breach.** Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) **Performance by Lessee on Behalf of Lessor.** In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then, following an additional ten (10) days' written notice from Lessee to Lessor of Lessor's breach and Lessor's failure to cure or commence curing such breach within said ten (10)-day period, Lessee may elect to cure said breach at Lessee's expense and offset from twenty-five percent (25%) of Rent the undisputed actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month's Base Rent or the Security Deposit, reserving Lessee's right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.

14. **Condemnation.** If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "**Condemnation**"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of the parking spaces or access to the Premises is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15. **Brokerage Fees.**

~~15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in effect at the time the Lease was executed.~~

~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease shall be deemed to have assumed Lessor's obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee's Broker when due, Lessee's Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee's Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor's Broker for the limited purpose of collecting any brokerage fee owed.~~

15.3 **Representations and Indemnities of Broker Relationships.** Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker, agent or finder ~~(other than the Brokers and Agents, if any)~~ in connection with this Lease, and that no one ~~other than said named Brokers and Agents~~ is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any ~~such unnamed~~ broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificates.

(a) Each Party (as "**Responding Party**") shall within 10 business days after written notice from the other Party (the "**Requesting Party**") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "**Estoppel Certificate**" form published BY AIR CRE, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate. ~~In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee's failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee's Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.~~

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within 10 business days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements ~~for the past 3 years~~ submitted to regulatory authorities. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term "**Lessor**" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word "**days**" as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor's partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements~~; Broker Disclaimer~~. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective, including, but not limited to, the Lease for the Premises executed on August 15, 2019 between the parties. ~~Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.~~

23. Notices.

23.1 **Notice Requirements.** All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 **Date of Notice.** Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the data of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

23.3 **Options.** Notwithstanding the foregoing, in order to exercise any Options (see paragraph 39), the Notice must be sent by Certified Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Lessor.

24. Waivers.

(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.

(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.

(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:

(i) Lessor's Agent. A Lessor's agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor's agent or subagent has the following affirmative obligations: *To the Lessor:* A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. *To the Lessee and*

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the Lessor: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(ii) *Lessee's Agent*. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor's agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. *To the Lessee*: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. *To the Lessee and the Lessor*: (a) Diligent exercise of reasonable skills and care in performance of the agent's duties. (b) A duty of honest and fair dealing and good faith. (c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

(iii) *Agent Representing Both Lessor and Lessee*. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: (a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. (b) Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not, without the express permission of the respective Party, disclose to the other Party confidential information, including, but not limited to, facts relating to either Lessee's or Lessor's financial position, motivations, bargaining position, or other personal information that may impact rent, including Lessor's willingness to accept a rent less than the listing rent or Lessee's willingness to pay rent greater than the rent offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional. Both Lessor and Lessee should strongly consider obtaining tax advice from a competent professional because the federal and state tax consequences of a transaction can be complex and subject to change.

(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys' fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

(c) Lessor and Lessee agree to identify to Brokers as "Confidential" any communication or information given Brokers that is considered by such Party to be confidential.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance.

30.1 **Subordination.** This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "**Security Device**"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "**Lender**") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 **Attornment.** In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.

30.3 **Non-Disturbance.** With respect to Security Devices entered into by Lessor after the execution of this Lease and agreed use thereof, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "**Non-Disturbance Agreement**") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. ~~In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then~~ Lessee ~~may, at Lessee's option, directly~~ shall not contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement without Lessor's prior written consent.

30.4 **Self-Executing.** The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "**Prevailing Party**" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor's Access; Showing Premises; Repairs. Subject to Competitor Entry Rights, Cannabis Laws and Lessee's reasonable security requirements, Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice (of no less than 24 hours) for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee's use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. Signs. Lessor may place on the Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. Except

for ordinary "For Sublease" signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor's prior written consent. All signs must comply with all Applicable Laws~~Requirements~~. All Lessee signage on the Premises, Building or Project shall be constructed, installed, maintained in first-class condition and removed by Lessee at Lessee's sole cost and expense.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37. Guarantor.

37.1 **Execution.** The Guarantors, if any, shall each execute a guaranty in the form most recently published BY AIR CRE.

37.2 **Default.** It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted any option, as defined below, then the following provisions shall apply.

39.1 **Definition.** "Option" shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

~~39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~

39.3 **Multiple Options.** In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39.4 **Effect of Default on Options.**

(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

43. Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as "Lessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☑ is ☐ is not attached to this Lease.

49. Accessibility; Americans with Disabilities Act.

(a) The Premises:

☑ have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential.

☐ have undergone an inspection by a Certified Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report confidential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certificate to Lessee within 7 days of the execution of this Lease.

(b) Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee's expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

[SIGNATURES ON FOLLOWING PAGE]

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures. [Location of Lease Execution]

Executed at: Newport Beach, CA	Executed at: [REDACTED]
On:	On:
By LESSOR: [Lessor Name]	By LESSEE: [Lessee Name]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]
By: /s/ [REDACTED]	By: /s/ [REDACTED]
Name Printed: [REDACTED]	Name Printed: [REDACTED]
Title: Asset Manager	Title: MANAGER
Phone:	Phone:
Fax:	Fax:
Email:	Email:
By:	By:
Name Printed:	Name Printed:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:
Address:	Address:
Federal ID No.:	Federal ID No.:

BROKER	**BROKER**
Attn:	Attn:
Title:	Title:
Address:	Address:
Phone:	Phone:
Fax:	Fax:
Email:	Email:
Federal ID No.:	Federal ID No.:
Broker/Agent DRE License #:	Broker/AGENT DRE License #:

AIRCRE

ARBITRATION AGREEMENT

STANDARD LEASE ADDENDUM

Dated: May 1, 2018

By and Between

Lessor: [REDACTED] [Lessor Name]

Lessee: [REDACTED] [Lessee Name]

Property Address: 3400 W. Warner Ave., Units F, F-2, G and H, Santa Ana, California 92704
(street address, city, state, zip)

Paragraph: 50

A. ARBITRATION OF DISPUTES:

Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor's failure to approve an assignment, sublease or other transfer of Lessee's interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B. DISPUTES EXCLUDED FROM ARBITRATION:

The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth in this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessor's exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee's right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law 4. Any claim or dispute that is within the jurisdiction of the Small Claims Court and 5. All claims arising under Paragraph 39 of this Lease.

C. APPOINTMENT OF AN ARBITRATOR:

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☑ a retired judge of the applicable court of jurisdiction (e.g. the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. ("JAMS"), ☐ the American Arbitration Association ("AAA") under its commercial arbitration rules, ☐ ________, or as may be otherwise mutually agreed by Lessor and Lessee (the "Arbitrator"). In the event that the parties elect to use an arbitrator other than one affiliated with JAMS or AAA then such arbitrator shall be obligated to comply with the Code of Ethics for Arbitrators in Commercial Disputes (see: http://www.adr.org/aaa/ShowProperty?nodeId=/UCM/ADRSTG_003867). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization's rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

D. ARBITRATION PROCEDURE:

1. **PRE-HEARING ACTIONS.** The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. **THE DECISION.** The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation, Arbitrator's fees and costs, attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.

Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.

Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money "under protest" by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with interest thereon as defined in Paragraph 13.5. If a Party makes a payment "under protest" but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 42 or 43)

AIRCRE

ARBITRATION AGREEMENT

STANDARD LEASE ADDENDUM

Dated: May 1, 2018

By and Between

Lessor: [REDACTED] [Lessor Name]

Lessee: [REDACTED] [Lessee Name]

Property Address: 3400 W. Warner Ave., Units F, F-2, G and H, Santa Ana, California 92704
(street address, city, state, zip)

Paragraph: 50

A. **ARBITRATION OF DISPUTES:**

Except as provided in Paragraph B below, the Parties agree to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to any matter relating to Lessor's failure to approve an assignment, sublease or other transfer of Lessee's interest in the Lease under Paragraph 12 of this Lease, any other defaults by Lessor, or any defaults by Lessee by and through arbitration as provided below and irrevocably waive any and all rights to the contrary. The Parties agree to at all times conduct themselves in strict, full, complete and timely accordance with the terms hereof and that any attempt to circumvent the terms of this Arbitration Agreement shall be absolutely null and void and of no force or effect whatsoever.

B. **DISPUTES EXCLUDED FROM ARBITRATION:**

The following claims, disputes or disagreements under this Lease are expressly excluded from the arbitration procedures set forth herein: 1. Disputes for which a different resolution determination is specifically set forth in this Lease, 2. All claims by either party which (a) seek anything other than enforcement or determination of rights under this Lease, or (b) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, 3. Claims relating to (a) Lessor's exercise of any unlawful detainer rights pursuant to applicable law or (b) rights or remedies used by Lessor to gain possession of the Premises or terminate Lessee's right of possession to the Premises, all of which disputes shall be resolved by suit filed in the applicable court of jurisdiction, the decision of which court shall be subject to appeal pursuant to applicable law 4. Any claim or dispute that is within the jurisdiction of the Small Claims Court and 5. All claims arising under Paragraph 39 of this Lease.

C. **APPOINTMENT OF AN ARBITRATOR:**

All disputes subject to this Arbitration Agreement, shall be determined by binding arbitration before: ☑ a retired judge of the applicable court of jurisdiction (e.g., the Superior Court of the State of California) affiliated with Judicial Arbitration & Mediation Services, Inc. ("JAMS"), ☐ the American Arbitration Association ("AAA") under its commercial arbitration rules, ☐ ________, or as may be otherwise mutually agreed by Lessor and Lessee (the "Arbitrator"). In the event that the parties elect to use an arbitrator other than one affiliated with JAMS or AAA then such arbitrator shall be obligated to comply with the Code of Ethics for Arbitrators in Commercial Disputes (see: http://www.adr.org/aaa/ShowProperty?nodeId=/UCM/ADRSTG_003867). Such arbitration shall be initiated by the Parties, or either of them, within ten (10) days after either party sends written notice (the "Arbitration Notice") of a demand to arbitrate by registered or certified mail to the other party and to the Arbitrator. The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought. If the Parties have agreed to use JAMS they may agree on a retired judge from the JAMS panel. If they are unable to agree within ten days, JAMS will provide a list of three available judges and each party may strike one. The remaining judge (or if there are two, the one selected by JAMS) will serve as the Arbitrator. If the Parties have elected to utilize AAA or some other organization, the Arbitrator shall be selected in accordance with said organization's rules. In the event the Arbitrator is not selected as provided for above for any reason, the party initiating arbitration shall apply to the appropriate Court for the appointment of a qualified retired judge to act as the Arbitrator.

D. **ARBITRATION PROCEDURE:**

1. **PRE-HEARING ACTIONS.** The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues. The Parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference. The scope and duration of discovery will be within the sole discretion of the Arbitrator. The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the Parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses. This discretion shall be exercised in favor of discovery reasonable under the circumstances. The Arbitrator shall issue subpoenas and subpoenas duces tecum as provided for in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1282.6).

2. **THE DECISION.** The arbitration shall be conducted in the city or county within which the Premises are located at a reasonably convenient site. Any Party may be represented by counsel or other authorized representative. In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the Parties according to the substantive laws and the terms and provisions of this Lease. The Arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The Arbitrator may make any determination and/or grant any remedy or relief that is just and equitable. The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues. The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the court of applicable jurisdiction, subject only to challenge on the grounds set forth in the applicable statutory or case law (e.g., in California Code of Civil Procedure Section 1286.2). The validity and enforceability of the Arbitrator's decision is to be determined exclusively by the court of appropriate jurisdiction pursuant to the provisions of this Lease. The Arbitrator may award costs, including without limitation, Arbitrator's fees and costs, attorneys' fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in his discretion.

Whenever a matter which has been submitted to arbitration involves a dispute as to whether or not a particular act or omission (other than a failure to pay money) constitutes a Default, the time to commence or cease such action shall be tolled from the date that the Notice of Arbitration is served through and until the date the Arbitrator renders his or her decision. Provided, however, that this provision shall NOT apply in the event that the Arbitrator determines that the Arbitration Notice was prepared in bad faith.

Whenever a dispute arises between the Parties concerning whether or not the failure to make a payment of money constitutes a default, the service of an Arbitration Notice shall NOT toll the time period in which to pay the money. The Party allegedly obligated to pay the money may, however, elect to pay the money "under protest" by accompanying said payment with a written statement setting forth the reasons for such protest. If thereafter, the Arbitrator determines that the Party who received said money was not entitled to such payment, said money shall be promptly returned to the Party who paid such money under protest together with interest thereon as defined in Paragraph 13.5. If a Party makes a payment "under protest" but no Notice of Arbitration is filed within thirty days, then such protest shall be deemed waived. (See also Paragraph 42 or 43)

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated: May 1, 2018

By and Between (Lessor): [REDACTED] [Lessor Name]

(Lessee): [REDACTED] [Lessee Name]

Address of Premises: 3400 W. Warner Ave., Units F, F-2, G, and H
Santa Ana, California 92704

Paragraph: 51

A. OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee (and its Permitted Transferee) the option to extend the term of this Lease for four (4) additional sixty (60) month period(s) (each an "**Option Period**") commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 months but not more than 12 months prior to the date that the Option Period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee (and its Permitted Transferees), and cannot be assigned or exercised by anyone other than said original Lessee (and such Permitted Transferees) and only while the original Lessee (or its Permitted Transferees) is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the Option Period shall be calculated as follows, using the method(s) indicated below:

☑ I. **Prevailing Market Rental and Fixed Rate Adjustment:**

a. Base Rent for the Option Period(s) stated in Paragraph 52A above (the Original Term and the above Option Period(s) shall be collectively referred to as the "**Term**"), shall be the "**Prevailing Market Rental**" for the first (1st) Lease year of each Option Period (each a "**PMR Year**") and shall be subject to annual Base Rent increases of 3% on a compounding basis on the date of each annual anniversary of the most recent PMR Year for the Lease years between the PMR Years during each Option Period.

b. Not later than 120 days prior to any PMR Year, Lessor and Lessee shall meet in an effort to negotiate, in good faith, the Prevailing Market Rental of the Premises during the Term. If Lessor and Lessee have not agreed upon the Prevailing Market Rental of the Premises within 90 days prior to any PMR Year, then on 80th day prior to any such PMR Year, at 1:00 p.m. (PST), Lessor and Lessee shall concurrently exchange written notice, in person at the Premises, of their opinion of Prevailing Market Rental for the Premises as of the first day of the then upcoming PMR Year. If either party fails to set forth and deliver their opinion of Prevailing Market Rental in accordance with the foregoing procedure, then the Prevailing Market Rental submitted by the other party will conclusively be

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deemed Prevailing Market Rental of the Premises. If both parties submit their opinion of Prevailing Market Rental and the lower of the two amounts is within ten percent (10%) of the higher amount, the Prevailing Market Rental shall be an amount equal to the quotient of the sum of the opinions of the Prevailing Market Rental submitted by Lessor and Lessee added together and divided by two. If the difference between the lower and higher of the Prevailing Market Rental opinion submitted by Lessor and Lessee is greater than ten percent (10%) of the higher Prevailing Market Rental opinion, then the matter shall be resolved by appraisal as determined below.

c. If appraisal is required, Lessor and Lessee shall jointly appoint one independent, unaffiliated appraiser, who shall by profession be a real estate broker who has been active in the leasing of similar space in the South Coast Metro area of Santa Ana, California for more than 5 years prior to the date of such appointment. If the Parties are unable to agree on such appraiser within thirty (30) days after their concurrent submission of the Prevailing Market Rental opinion, then either party may petition a court of local jurisdiction to appoint such an appraiser. The appointed appraiser shall then provide an opinion as to the Prevailing Market Rental of the Premises independently and without disclosure of the opinions submitted by Lessor or Lessee, but following such appraiser opinion, the Prevailing Market Rental shall be equal to the opinion submitted by Lessor or Lessee as described above whichever is closest to the appraiser's opinion of the Prevailing Market Rental. Such determination shall be binding upon Lessor and Lessee. The cost of the appraiser shall be the responsibility of the party whose opinion of Prevailing Market Rental opinion was furthest from the Prevailing Market Rental opinion of the appraiser.

d. "**Prevailing Market Rental**" shall mean and be equal to the product determined by multiplying the square footage of the Premises by the price per square foot Prevailing Market Rental as determined by Lessor, Lessee and, if applicable, appraisers when considering, (i) the terms of comparable square footage market transactions executed within the prior twenty-four (24)-month period for Cannabis-related uses within Orange County, California, and (ii) which comparable transactions reflect new lease transactions and extensions of existing leases, between nonaffiliated parties for non-expansion, and non-equity tenants. Notwithstanding anything to the contrary in this Paragraph 51, (i) for the first (1st) PMR Year and second (2nd) PMR Year, in no event shall the Prevailing Market Rental be less than an amount equal to ninety-five percent (95%) of the Base Rent for the immediately preceding 12-month period with respect to each such Lease year; (ii) for the third (3rd) PMR Year, in no event shall the Prevailing Market Rental be less than an amount equal to one hundred fifteen percent (115%) of the Base Rent for the immediately preceding 12-month period; and (iii) for the fourth (4th) PMR Year, in no event shall the Prevailing Market Rental be less than an amount equal to one hundred percent (100%) of the Base Rent for the immediately preceding 12-month period.

B. NOTICE:

Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in Paragraph 23 of the Lease.

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Addendum to Standard Industrial/Commercial Multi-Tenant Lease – Net

dated May 1, 2018 (the "**Lease**")

by and between

[REDACTED] ("**Lessor**"), and [Lessor Name]

[REDACTED] ("**Lessee**") [Lessee Name]

Premises: 3400 W. Warner Avenue, Units F, F-2, G, and H, Santa Ana, California

In the case of any conflict between the provisions of the Lease (including any attachments) and this Addendum to the Lease (this "**Addendum**"), the provisions of this Addendum shall control. The Parties hereby agree to the following additional provisions of the Lease:

52. **Definitions.** Capitalized terms that are used in this Addendum shall have the definitions ascribed to those terms in the Lease and below, such definitions to be applicable equally to the singular and the plural forms of such terms and to all genders:

a. "**Applicable Law**" means all federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction over Lessee or the Premises, including terms and conditions imposed by the City of Santa Ana, California, as may be in effect from time to time; provided, however, that, for purposes of the Lease, Applicable Law shall not include federal laws, statutes, regulations, orders, and decisions to the extent that they are inconsistent with the Cannabis Laws of any State Governmental Authority.

b. "**Cannabis**" means "Cannabis" and "Cannabis products" as defined by Section 11018 and 11018.1, respectfully, of the Health and Safety Code, as amended.

c. "**Cannabis Law**" means any state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other governmental authority having jurisdiction over Lessee or the Premises, as may be in effect from time to time, relating to lawful Cannabis businesses, whether for medical use or adult use (a/k/a recreational use), including without limitation, all laws and regulations to the planting, growing, cultivation, manufacturing, processing, testing, packaging, storage, transportation, distribution, sale, and use of Cannabis, the operation of any business relating to the sale and/or distribution of Cannabis related products as all licensing and permitting laws and regulations relating thereto, as may in effect from time to time.

d. "**Federal Governmental Authority**" means the government of the United States or any other nation, or of any political subdivision thereof, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity within the federal government of the United States exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

e. "**Local Regulatory Permit**" means any permit, license, certificate, or approval that is required by the Applicable Laws of the City of Santa Ana (and any other local governmental authority having jurisdiction over the Premises) for the lawful conduct of Lessee's Agreed Use at the Premises.

f. "**State Governmental Authority**" means the government of the state in which the Premises is located or of any political subdivision thereof or any other state in the United States of America, whether state or local, and any agency, authority, instrumentality, regulatory body, court, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including but not limited to, the City of Santa Ana, California, the California Bureau of Cannabis Control and/or any successor agency, the California Department of Consumer Affairs, the California Department of Food and Agriculture and the California Department of Public Health.

g. "**State Licenses**" means any permit, license, certificate, or approval that is

required by the Applicable Laws of the State of California for the lawful conduct of Lessee's Agreed Use at the Premises.

53. **Agreed Use**. As used in the Lease, "**Agreed Use**" means the use of the Premises for the manufacturing, storage, processing, packaging, distribution and/or sale of Cannabis for medical use and adult (recreational) use, Cannabis lounge, as well as reasonably related activities (including if assigning this Lease or subletting or licensing the Premises for such purpose) and café or restaurant provided that (a) at all times such use shall be strictly in compliance with all Applicable Laws, (b) Lessee (or its assignee, sublessee or licensee) shall at all times possess and maintain in good standing the Local Regulatory Permit and State Licenses required for such use, (c) Lessee shall not use Hazardous Substances without the prior written consent of Lessor, regardless of what local Regulatory Permit or State Licenses are obtained by Lessee, and (d) significant odor does not travel from the interior of the Premises; the exterior of the Premises shall include suites within the Building not leased by Lessee. No cannabis shall be stored upon the Premises before the date which is twenty (20) business days prior to the scheduled opening date of the Premises for business.

54. **Lessor's Right to Terminate.** Notwithstanding anything in the Lease to the contrary, Lessor shall have the right upon Lessor's election to terminate the Lease (with or without prior written notice to Lessee) in the event of any of these conditions (the "**Early Termination Conditions**") arise:

a. Applicable Laws disallow the Agreed Use at the Premises;

b. Lessee's or Lessee's assignees, sublessees and licensees, as applicable (collectively, "**Lessee's Agents**"), failure to obtain or the lapse (however temporary) of any Local Regulatory Permit or State License, but only after the expiration or early termination of all applicable notice, cure and reinstatement periods and rights provided by Applicable Law;

c. Any applicant for any Local Regulatory Permit or State License (including any "owner" designated on such applications), or any person who is managing or is otherwise responsible for operations at the Premises is convicted (including a plea or verdict of guilty or conviction following a plea of nolo contendere) of a felony involving moral turpitude or a felony stated in California Code of Regulations (i) Title 3, Section 8113, (ii) Title 16, Section 5017, as amended, and (iii) Title 17, Section 40162, as amended;

d. Mandate by any Federal Governmental Authority or any State Governmental Authority to terminate the Lease as a result of Cannabis-related activities at the Premises or requiring Lessee or any of Lessee's Agents, as applicable, to end all Cannabis-related activities at the Premises;

e. The written communication of a threat of law enforcement action by any Federal Governmental Authority specifically directed toward Lessor, Lessee and/or any of Lessee's Agents, as applicable, in connection with Cannabis related activities at the Premises;

f. The seizure by any Federal Governmental Authority or any State Governmental Authority seeking forfeiture of any part the Premises or property at the Premises, whether or not the court proceeding has actually commenced;

g. The entry of final judgment that has the effect (whether by restraining order, injunction, declaration, or otherwise) of establishing Lessee or any of Lessee's Agents, as applicable, use of the Premises or any part of the Project constitutes a public or private nuisance;

h. The entry of a judgment or restraining order in an action under any federal, state, or local law (ordinance) or regulation seeking remediation of the Premises or Project as a result of a violation by Lessee or Lessee's assignees, sublessees and licensees, as applicable, of any Applicable Law pertaining to environmental sensitivity or commission of waste, irrespective of Lessee's or any of Lessee's Agents, as applicable, intent and course of action following its commencement;

i. A final judgment having the effect of establishing that Lessee's or Lessee's Agents, as applicable, operation violates Lessor's contractual obligations pursuant to any private covenants of record restricting the Premises or Project; or

j. An event related to the Agreed Use that (i) requires closure of the Premises for more than 180 consecutive days for remediation of materially adverse circumstances created by

Lessee's or Lessee's Agents, as applicable, use of the Premises, or for more than 210 nonconsecutive calendar days within a 360 consecutive day period or (ii) causes Lessor's insurance carrier to cancel any coverage on the Premises or the Project (or to significantly increase Lessor's insurance) unless Lessee procures substantially similar coverage for the entire Project or the Premises, as applicable, within thirty (30) calendar days thereafter, and commences and thereafter continues to pay any premium cost in excess of the premium (pre-cancellation) paid by Lessor without credit or offset against the Rent reserved under the Lease. This shall not include fire and other natural calamity events, unless the source of any such event is directly related to Lessee's or Lessee's assignees, sublessees and licenses operation, such as a heat lamp-related fire in any Cannabis cultivation or an extraction related fire.

55. **Covenants.** In addition to Lessee's covenants set forth in the Lease, Lessee covenants that:

(a) **Compliance with Laws.** Lessee shall comply with all Cannabis Laws and all regulations, orders, writs, injunctions, decrees and demands of any court or any State Governmental Authority affecting Lessee or the Premises with respect to Cannabis Laws. To the extent Lessee or the Premises is determined by any State Governmental Authority to be in violation of with any Cannabis Law or any Applicable Law, Lessee shall promptly undertake and complete any and all investigations, response or other corrective action necessary or recommended to place the Premises and Lessee in compliance with such applicable Cannabis Laws.

(b) **Local Regulatory Permits; State Licenses.** Lessee or Lessee's Agents, as applicable, at their sole cost and expense, shall, as soon as available, apply for and use commercially reasonable efforts to obtain the appropriate Local Regulatory Permits and the appropriate State Licenses from the appropriate Local and State Governmental Authorities required for the Agreed Use of the Premises, prior to commencing operations at the Premises involving Cannabis. In the event Lessee provides Lessor with reasonable evidence that the City of Santa Ana and/or the State of California has denied issuing the first Local Regulatory Permit and/or first annual State License to Lessee for the Agreed Use ("**Denial**"), Lessor agrees to refund Lessee's Security Deposit and the Construction Deposit, if any, less a 10% administration fee and less any amounts used, applied or retained by Lessor as permitted under the Lease and Work Letter, as applicable. Said refund shall not apply to any denials of renewals of any local or State permits or licenses including the Local Regulatory Permit and State License. The Parties agree that such Denial of the first Local Regulatory Permit and/or State License will cause this Lease, the obligations hereunder and the Guaranty to be null and void as if they were never entered into except for Lessor's ability to use, apply or retain the Security Deposit and the Construction Deposit as provided in the Lease and Work Letter and Lessor's refund obligation referenced herein. Lessee shall provide copies of all documents and materials delivered to the State Governmental Authorities in connection with any applications, renewals, or filings made in connection with Local Regulatory Permits and State Licenses (including evidence of required bonding) to Lessor upon written request. Lessee shall provide Lessor with a written copy of any State Governmental Authority's approval, denial or other determination in response to any application by Lessee for a Local Regulatory Permit or a State License, within ten (10) business days from receipt by Lessee of such approval, denial or other determination. In the event Lessee or Lessee's Agents, as applicable, is issued a "temporary license" from the State of California as contemplated by Section 26050.1 of the California Business and Professions Code, or any successor statute, during the term of the Lease, Lessee or Lessee's Agents, as applicable, shall as soon as practicable apply for and obtain the appropriate "non-temporary" State Licenses required for the Agreed Use of the Premises. Lessee, at Lessee's sole expense, shall renew all applicable Local Regulatory Permits and State Licenses annually and provide Lessor evidence of such annual renewal as soon as possible.

(c) **Change in Applicable Law.** Lessee shall, from time to time, promptly sign and deliver any amendments to the Lease and documents requested by Lessor, and take further action that may be necessary, to cause the Lease and this Addendum to reflect or comply with, if possible, changes in Cannabis Law.

(d) **Improvements.** Subject to the terms and conditions of Paragraph 2.3 of the Lease, Lessee shall, at its sole cost and expense, install and maintain any alterations or improvements at the Premises required pursuant to Applicable Laws (including conditions of Lessee's or Lessee's Agents' Local Regulatory Permit) such as odor control equipment, specialty lighting, specialized ventilation equipment, security equipment, and walls, barriers and window treatments necessary to obscure the view of certain activities from public spaces. Lessee shall dismantle and remove all specialized improvements and alterations relating to Lessee's Cannabis-related business at the end of the term of the Lease.

(e) **Surrender**. Lessee shall dispose, pursuant to Applicable Law, all unused Cannabis inventory, refuse, and scrap materials and thereafter clean to commercially acceptable standards (including sterilization of impermeable surfaces, wall-to-wall and ceiling-to-floor) all floors, walls, immovable fixtures, and air ducts serving the Premises. If upon Lessee's surrender or vacation of the Premises, any Cannabis remains in or around the Premises, Lessor will not be deemed to be in possession of such Cannabis (unless required by Applicable Law), Lessor may, at Lessee's sole expense, notify State Governmental Authorities of such Cannabis and cause such Cannabis to be removed and destroyed, and Lessee hereby waives any claim to such Cannabis and any claims against Lessor in connection with such Cannabis.

(f) **Negative Covenants**. Lessee and its employees or agents shall not, either directly or indirectly, cause or permit the following to occur at or from the Premises or Project:

(1) **Distribution in Violation of Law**. Any sales or distribution of Cannabis to persons or entities in violation of any Cannabis Law, including any individuals under the minimum age required by applicable Cannabis Law to consume or use Cannabis related products;

(2) **Criminal Activity**. Any revenues arising out of or relating to the Premises to be distributed or otherwise transferred, either directly or indirectly, to any known criminal individuals or enterprises, including gangs, terrorists, cartels or similar criminal enterprises in violation of Applicable Law;

(3) **Interstate Distribution**. The distribution or transfer of Cannabis from the current state where the Premises is located to any other state in violation of any Cannabis Law of California or such other state;

(4) **Prohibition on Firearms**. Any use, possession, or discharge of firearms in connection with Lessee's or Lessee's Agents' business on or nearby the Premises, provided, however, that Lessee's and Lessee's Agents' security personnel (including "armed guard" delivery drivers who handle currency) that are licensed to possess and use firearms by the appropriate State Governmental Authorities and Federal Governmental Authorities may possess and use firearms on and nearby the Premises in connection with the discharge of their duties to Lessee and Lessee's Agents;

(5) **Drugged Driving**. The sale or distribution of Cannabis to any person that Lessee suspects will operate a motor vehicle shortly after consuming Cannabis;

(6) **Cultivation on Public Lands**. The growing or cultivation of Cannabis on any public lands or any lands under the control or direct ownership of the federal government of the United States of America or any political subdivision thereof; and

(7) **Cannabis Consumption at the Premises**. The public or private consumption of Cannabis by Lessee, Lessee's Agents, or any of their employees, invitees, or members of the public in or nearby the Premises unless permitted by and carried out in accordance with both Lessee's Local Regulatory Permit and State Licenses and only if approved in writing by Lessor.

(g) **Notice**. If, at any time, Lessee receives a notice of any threatened or pending legal action by any Federal Governmental Authority or any State Governmental Authority under any Cannabis Law related to the Premises, Lessee shall notify Lessor immediately in writing of such circumstance and shall include a full description of all relevant information.

56. **Cross-Default**. Any violation by Lessee of the terms and conditions of this Addendum will constitute a Default under the Lease; provided, that, notwithstanding anything to the contrary set forth in the Lease, a Default caused by a violation of the terms of this Addendum shall constitute a Breach when such Default continues for a period of 10 days following written notice of Default to Lessee from Lessor, unless a shorter period for such Default to become a Breach is provided in the Lease, in which case such shorter period shall control.

57. **Indemnified Matters**. Except for Lessor's breach of the Lease, gross negligence and willful misconduct, Lessee hereby agrees to protect, indemnify, defend, release and hold Lessor harmless from and against, and reimburse Lessor on demand for, any and all losses, costs, liabilities (including strict liabilities), claims, damages, expenses (including reasonable attorneys' fees incurred in connection with enforcing this provision), penalties or fines of any kind whatsoever paid, incurred or suffered by, or

asserted against Lessor by any party in connection with, arising out of or resulting in any way whatsoever from:

(a) The occurrence of any Early Termination Conditions;

(b) The Breach of any provision of this Addendum by Lessee;

(c) Any violation of any Cannabis Law by Lessee, regardless of whether any act, omission, event or circumstance giving rise to the violation constituted a violation at the time of the occurrence or inception of such act, omission, event or circumstance; and

(d) Any legal or regulatory action taken by any Federal Governmental Authority or State Governmental Authority with respect to Lessee, Lessee's Agents or Lessee's or Lessee's Agents' use of Premises, including any threatened or pending legal action by any Federal Governmental Authority or State Governmental Authority under any Cannabis Law related to the Lessee's or Lessee's Agents' use of Premises.

58. **Right of First Refusal to Lease**. During the Term, Lessee shall have a right of first refusal to Lease any space in the Building (the "**ROFR**"). In the event Lessor shall receive a bona fide third party offer which Lessor intends to accept (the "**Third Party Offer**"), Lessor shall advise Lessee in writing of such Third Party Offer and Lessor's intention to accept such offer ("**Lessor's Notice**"), and shall furnish to Lessee all of the terms and conditions of the Third Party Offer. Lessee shall have the right, within five (5) business days after receipt of Lessor's Notice, to exercise the ROFR by giving notice thereof in writing to Lessor. If Lessee exercises the ROFR, Lessor and Lessee shall enter into a lease for the premises of the Third Party Offer on substantially the same business terms as the Lease by amending the Lease to include such premises as part of the Premises and including additional provisions, or removing or modifying provisions of the Lease as Lessor deems fit in its reasonable discretion to accommodate, manage and protect against loss due to the unique circumstances of Lessee leasing such premises, including, but not limited to, a provision which provides for a rent commencement date of the Third Party Offer Premises to be the ninetieth (90th) day following the date Lessor provides Lessee with possession of the Third Party Offer Premises ("**New Premises Lease Terms**"). If Lessee does not elect to enter into a lease for the space indicated in the Third Party Offer within the foregoing 5-business day period, then Lessor may lease the Premises to the same party and on the same terms and conditions as contained in the Third Party Offer, provided the lease is executed within ninety (90) days after Lessee's receipt of the Third Party Offer. If the lease with such third party is not executed within such period, or if terms of such lease to be entered into substantially differ from those set forth in the Third Party Offer, the ROFR shall be reinstated. Notwithstanding any provision of this Paragraph 58 to the contrary, if Lessee elects to lease the premises of the Third Party Offer, Lessee shall also be required to lease all remaining space within the Wing (as shown on the Floor Plan attached to the Lease) that includes such premises on the New Premises Lease Terms.

59. Right of First Offer. Subject to prior rights granted to any other tenants or other parties to lease available space in the Building and/or renew their existing leases at the Building, regardless of whether such rights are specified in such existing leases, in the event that at any time during the Term, if any Unit within the Building shall become available for lease (the "**Available Space**"), then provided that Lessee is in possession of the Premises and not in Default, Lessor shall notify Lessee of the availability of the Available Space. Lessee shall have a period of ten (10) days from the date of delivery of such notice within which to notify Lessor of its election to lease the Available Space on substantially the same business terms as the Lease by amending the Lease to include the Available Space as part of the Premises and including additional provisions, or removing or modifying provisions of the Lease as Lessor deems fit in its reasonable discretion to accommodate, manage and protect against loss due to the unique circumstances of Lessee leasing the Available Space, including, but not limited to, a provision which provides for a rent commencement date of the Available Space to be the ninetieth (90th) day following the date Lessor provides Lessee with possession of such space ("**Available Space Lease Terms**"). In the event Lessee does not so notify Lessor of its election to lease the Available Space within the aforesaid ten (10) day period, time being of the essence, Lessor shall be free to lease the Available Space to any party as Lessor may elect upon such terms as Lessor and any proposed tenant of the Available Space may agree upon, subject to Lessee's ROFR provided herein. If Lessee elects to lease the Available Space as aforesaid, a lease amendment shall be prepared incorporating the Available Space Lease Terms, and such lease amendment shall be executed by Lessee within fifteen (15) days of receipt thereof or Lessee's right to lease the Available Space shall, at Lessor's option, be rendered null and void. Notwithstanding any provision of this Paragraph 59 to the contrary, if Lessee elects to lease the Available Space, Lessee shall also be required to lease all remaining space within the Wing (as shown on

the Floor Plan attached to the Lease) that includes the Available Space on the Available Space Lease Terms.

60. **Base Rent Adjustment.**

The Base Rent shall be increased at a rate of three percent (3%) on a compounding basis during the Original Term as follows:

Months:	Monthly Base Rent:	
January 1, 2021 – December 31, 2021	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2022 – December 31, 2022	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2023 – December 31, 2023	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2024 – December 31, 2024	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2025 – December 31, 2025	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2026– December 31, 2026	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2027 – December 31, 2027	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2028 – December 31, 2028	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2029 – December 31, 2029	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2030 – May 31, 2030	$[REDACTED]	[Monthly Base Rent Amount]

61. **Subdivision; Foreclosure.**

(a) Starting not later than January 21, 2020, Lessor shall use commercially reasonable efforts to commence and diligently pursue a subdivision or lot split for the Project whereby the Building will, at the end of such process, be situated on a legal parcel, separate from the parcel upon which any other building within the Project is located (the "Subparcel"). The Subparcel shall either contain or have rights, via recorded CC&Rs, to utilize, not less than the required number of parking spaces as described in Paragraph 1.2(b) of the Lease. Upon accomplishing the foregoing subdivision or lot split, Lessor shall seek to re-finance the Subparcel with a lender that will execute a commercially reasonable Subordination and Non-Disturbance Agreement ("SNDA") with Lessee which provides that Lessee's possession of the Premises shall not be disturbed in the event of a foreclosure by the lender, if Lessee is not in default under the terms of this Lease. Notwithstanding the creation of a Subparcel, the terms of the Lease governing Lessee's obligation for the payment of Lessee's Share of Common Area Operating Expenses pursuant to Paragraph 4.2 of this Lease shall continue as if no such subdivision had occurred.

(b) Notwithstanding any other provision of the Lease, if Lessor shall refinance the Project after the Commencement Date (the "New Loan"), Lessor shall either: (i) deliver written assurance in the form reasonably acceptable to Lessee that this Lease shall be senior to the lien of the New Loan, or (ii) provide a commercially reasonable SNDA, reasonably acceptable to Lessee, but which does not necessarily include any reference to Lessee's cannabis use.

(c) Until such time as Lessor shall have (i) complied with either subsections (a) or (b) of this Paragraph 61, or (ii) provided an SNDA signed by the lender holding the existing loan secured by the Project, in a form reasonably acceptable to Lessee in the same manner as set forth in subsection (b)(ii), above, if Lessor's lender shall commence foreclosure proceedings relating to the entire Project, then Lessee shall have the rights contained in subsection (d) of this Paragraph 61, below.

(d) (i) If Lessee is not then in Breach of the Lease, and (ii) if Lessor has not yet cured the lender's foreclosure action, then, at any time after the twentieth (20th) day prior to the date initially set by the foreclosing lender for a sale of the Project, Lessee, or its assigns, shall have the right purchase the Project, for cash, at fair market value as determined by an appraiser mutually acceptable to Lessor and Lessee (the "Appraiser"), but for not less than the sum of $25,620.000. Lessor shall give Lessee notice of the receipt of any notice of breach and election to sell delivered by the lender with five (5) business days of Lessor's receipt thereof, and thereafter, Lessor and Lessee shall expeditiously appoint the Appraiser. Any such sale of the Project to Lessee shall be "as is where is" subject only to the receipt a standard CLTA owner's policy of title insurance showing lien free title to the Project (subject to satisfaction of the lien of the foreclosing lender in connection with such purchase).

62. **Planet 13 Guaranty**. Newtonian Principles, Inc. ("Newtonian") is in the process of

acquiring a Regulatory Safety Permit ("RSP") from the City of Santa Ana, which will permit Newtonian to sell recreational Cannabis at Units F-1 and G of the Premises subject to Applicable Law. If Newtonian acquires the RSP and the RSP is transferred to or the ownership of Newtonian is transferred to an Affiliate of Planet 13, Planet 13 shall immediately execute a guaranty to this Lease in substantially the same form as the Form of Guaranty attached hereto as Exhibit G. "Affiliate" as used in this Paragraph 62 shall mean shall mean any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Planet 13.

[*Signature Page Follows*]

Acknowledged and accepted:

Lessor:

[Lessor Name]

[REDACTED]
[REDACTED]

By:/s/ [REDACTED]

Name:[REDACTED]

Title: Asset Manager

Lessee:

[Lessee Name]

[REDACTED]
[REDACTED]

By:/s/ [REDACTED]

Name:[REDACTED]

Title: MANAGER

Initials

Initials

4584117v11 / 500831.0002

EXHIBIT C

SITE PLAN

South Coast Business Center
3400, 3440, and 3480 W. Warner Ave. Santa Ana, CA 92704



3480
R Q P O N M L K J I H
G F E D C B A
3440
L K J I H G F E D C B A
M L K J I
A B C D E
H G F-2 F
NOT A PART – SELF STORAGE
Yale Street
3400
W. Warner Avenue
PREMISES

INITIALS:
[REDACTED]

INITIALS:
[REDACTED]

4667114v3 / 500831.0002

EXHIBIT D

FLOOR PLAN

South Coast Business Center
3400 W. Warner Ave. Units F, F-2, G & H, Santa Ana, CA 92704



PREMISES
3400 W. Warner Ave.
39,264 SF

INITIALS
[REDACTED]

INITIALS:
[REDACTED]

4667114v3 / 500831.0002

EXHIBIT E

WORK LETTER FOR CONSTRUCTION OBLIGATIONS

1. **Defined Terms**. All capitalized terms referred to in this Work Letter not defined below shall have the same meaning as defined in the Lease, of which this Work Letter forms a part.

2. **Construction of Lessee's Work**. Lessee shall construct Lessee's Work in accordance with this Work Letter and the approved Construction Plans.

3. **Definitions**. Each of the following terms shall have the following meaning:

"Architect" shall mean a qualified architect licensed to do business in the State of California, with experience in designing and documenting projects similar in size, scope and complexity to Lessee's Work. Lessee's choice of the Architect shall be subject to Lessor's prior written approval, such approval not to be unreasonably withheld. Architect shall be employed by Lessee and all costs of Architect will be the responsibility of Lessee as part of the Lessee Work Cost.

"Construction Plans" shall mean the complete plans and specifications for the construction of Lessee's Work, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of Lessee's Work. The Construction Plans shall be prepared by Architect, and in all respects shall be in compliance with all Applicable Laws.

"Contractor" shall mean such California licensed general contractor as Lessor and Lessee shall mutually approve, such approval not to be unreasonably withheld. Contractor shall be responsible for construction of Lessee's Work. As soon as reasonably possible following the full execution hereof, Lessee shall submit to Lessor the name of at least one (1) California licensed general contractor with substantial experience in constructing improvements of a size, nature and quality of Lessee's Work. Lessee shall provide Lessor with references for all such contractors proposed by Lessee. Within ten (10) days following Lessor's receipt of Lessee's suggested contractors and all other information regarding such contractors as Lessor shall reasonably request, Lessor shall either (i) approve one of the contractors proposed by Lessee, or (ii) disapprove of the contractors proposed by Lessee, along with a notice to Lessee of the reasons for Lessor's disapproval. In the event Lessor reasonably disapproves of the contractors proposed by Lessee, Lessee shall continue to propose qualified licensed general contractors to Lessor until Lessor approves a contractor proposed by Lessee in writing. The contractor so approved by Lessor in writing shall be deemed to be the "Contractor" hereunder and shall construct Lessee's Work.

"Lessee's Personal Property" shall mean all personal property constructed or installed in the Premises by Lessee at Lessee's expense, including Trade Fixtures, furniture, fixtures and equipment, but excluding Lessee's Work.

"Lessee's Work" shall mean all planning, design and construction of Utility Installations and Alterations, demising walls, drop ceilings (if appropriate), meeting/conference rooms, storage rooms, offices, reception areas, staging/shipping areas, sales floor, security systems, accompanying ADA work, and related work to the extent such work is (i) permanently affixed to the Premises, (ii) desired by Lessee, (iii) Substantially Complete prior to Lessee opening (including a grand opening or re-opening) the Premises, or portions thereof, for business, and (iv) excluding Lessee's Personal Property and signage. Lessee's Work is intended to encompass only the initial planning, design and construction work at the Premises in order for Lessee to open for business, regardless of whether Lessee performs such work concurrently for the entire Premises or in phases for portions of the Premises ("Phases").

"Lessee Work Cost" shall mean the costs for construction and installation of Lessee's Work, inclusive of the fees charged by Architect. The costs for construction and installation shall include, but not be limited to, the following:

(a) architectural / space planning fees and costs charged by Architect in the preparation of the Preliminary Plans, Construction Plans and/or any changes thereto;

(b) any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(c) surveys, reports, environmental and other tests and inspections of the site and any improvements thereon necessary for the construction of Lessee's Work;

(d) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or material suppliers;

(e) the furnishing and installation of all HVAC duct work, terminal boxes, distributing diffusers and accessories required for completing the heating, ventilating and air conditioning system in the Premises;

(f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises;

(g) all floor coverings in the Premises;

(h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Premises;

(i) all plumbing, fixtures, pipes and accessories installed within the Premises;

(j) fees charged by the city and/or county where the Project is located (including, without limitation, fees for building permits and plan checks) required for the construction of Lessee's Work in the Premises;

(k) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of Lessee's Work;

(l) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of Lessee's Work; and

(m) payment to Lessor or Lessor's selected construction manager of a construction coordination fee equal to two percent (2%) of the Lessee Work Cost.

Lessee Work Costs shall not include the cost of any of Lessee's Personal Property and signage or the installation thereof, which shall be performed by Lessee at its sole cost and expense. Subject to the payment by Lessor of the Lessor's Allowance in the time and manner specified in this Work Letter, Lessee shall be solely responsible for paying all Lessee Work Costs.

"Lessor Allowance" shall mean a one-time Lessor allowance in the amount of $25.00 per rentable square foot of the Premises (based on the square footage stated on the Floor Plan attached to the Lease as Exhibit D) payable to Lessee, subject to the conditions of the Lease and this Work Letter, as reimbursement for the Lessee Work Cost and for no other purpose. For example, if Lessee's Work is Substantially Complete with respect to all Units that make up the current Premises (i.e. Units F, F-2, G and H) and the following conditions are met, the Lessor Allowance for such work shall equal $406,575.00, and if later the Lease is amended to include Units A and B of the Building as part of the Premises and Lessee's Work is Substantially Complete with respect to such Units and the following conditions are met, the Lessor Allowance for such work shall equal $93,000.00. Lessor Allowance shall be paid upon Substantial Completion of Lessee's Work, provided that (i) Lessee delivers to Landlord lien waivers and releases from Contractor, all subcontractors and material suppliers in form and content reasonably acceptable to Landlord, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, HVAC, life-safety or other systems of the Building, or any other tenant's use of such other tenant's leased premises in the Project, and (iii) Lessee is not in Default. If any of the foregoing conditions are not met, Lessor may withhold the Lessor Allowance until such conditions are met. Notwithstanding anything to the contrary contained herein or in the Lease, in no event shall Lessor have any obligation to pay any costs or expenses incurred in connection with or arising out of Lessee's Work in excess of the Lessor's Allowance specified above. Lessor shall have no obligation to disburse all or any portion of the Lessor Allowance to Lessee or any other party unless Lessee's Work is Substantially Compete and the above stated conditions of subparagraphs (i-iii) are met on or before the end of the 365th day after the later of (i) the date Lessor provides Lessee with possession of the Premises, or (ii) the Rent Commencement Date.

"Substantial Completion", **"Substantially Complete"**, and **"Substantially Completed"** (or similar phrase): The foregoing shall mean when the following have occurred:

(a) The Lessee has delivered to Lessor a certificate from the Architect, in a form reasonably approved by Lessor, that Lessee's Work has been substantially completed in accordance with the Construction Plans, except "punch list" items which may be completed within thirty (30) days, and Lessor has approved of the work in its reasonable discretion; and

(b) Lessee has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for Lessee's Work and the Local Regulatory Permit.

4. **Space Plan for Lessee's Work.**

4.1 **Preparations by Architect.** The space plan ("Preliminary Plans") for Lessee's Work shall be prepared by Architect. Lessee and Architect shall develop and provide the Preliminary Plans to Lessor for Lessor's review and approval, which Preliminary Plans shall be submitted for each Phase.

4.2 **Review and Approval.** Lessor will either approve the Preliminary Plans in writing, or note changes to be made to the Preliminary Plans in writing, and shall provide such written approval or

proposed changes to Architect and Lessee within ten (10) business days after receipt of the Preliminary Plans from Architect. In the event changes are necessary, Architect shall make such changes following receipt of the written changes from Lessor and shall provide the revised Preliminary Plans to Lessee and Lessor for approval in writing as soon as possible thereafter, but in no event to exceed five (5) business days.

4.3 **Approved Preliminary Plans.** The Preliminary Plans which are approved by both Lessor and Lessee in writing ("Approved Preliminary Plans") shall be used by Architect to develop the Construction Plans for each applicable Phase.

5. **Construction Plans for Lessee's Work.**

5.1 **Preparation by Architect.** Within fifteen (15) business days following approval by Lessor of the Approved Preliminary Plans, Architect and Lessee shall provide Lessor with completed Construction Plans showing (i) Lessee's partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including "cut sheets," for Lessee's Work, which shall be in conformity with the Approved Preliminary Plans. The Construction Plans shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of Lessee's Work.

5.2 **Lessor's Review of Construction Plans for Lessee's Work.** Within five (5) business days after receipt of the Construction Plans, Lessor shall notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans. If any changes requested by Lessor are reasonably necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, Architect shall make such changes and provide the revised Construction Plans to Lessor for its review and approval, such approval not to be unreasonably withheld or delayed. Within five (5) business days thereafter, Lessor shall either (i) notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, or (ii) approve such revised Construction Plans. Architect shall continue to revise the Construction Plans as required by Lessor until Lessor's written approval is received. The Construction Plans approved in writing by Lessor shall be deemed the "Approved Construction Plans."

5.3 **Information Provided by Lessor.** Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Construction Plans, by Lessor shall not constitute the assumption of any responsibility by Lessor for the accuracy or sufficiency of such plans and material, and Lessee shall be solely responsible therefor. Lessee agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Lessor is to protect the interests of Lessor in the Building, and Lessor shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Requirements. Any information that may have been furnished to Lessee by Lessor or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building (hereinafter referred to as the "**Site Characteristics**") are for Lessee's convenience only, and Lessor does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated.

5.4 **No Responsibility of Lessor.** Lessor's approval of any plans, including, without limitation, the Preliminary Plans or the Construction Plans, shall not: (i) constitute an opinion or agreement by Lessor that such plans and Lessee's Work are in compliance with all Applicable Requirements, (ii) impose any present or future liability on Lessor; (iii) constitute a waiver of Lessor's rights hereunder or under the Lease or this Exhibit; (iv) impose on Lessor any responsibility for a design and/or construction defect or fault in Lessee's Work, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

6. **Contractor.** Lessee shall, as soon as reasonably possible, enter into a contract with the Contractor for the construction of Lessee's Work (the "Construction Contract"), for a bid price acceptable to Lessee in its sole discretion (the "Approved Bid.") The Construction Contract between Lessee and Contractor shall provide that all Lessee's Work shall be warranted by Contractor for a period not less than one (1) year, and shall provide that all such warranties are assignable to, and enforceable by, Lessor. Lessor must approve the Construction Contract before Lessee and Contractor execute the same, such approval not to be unreasonably withheld.

7. **Building Permit.** Lessee shall be responsible for obtaining a building permit ("Building Permit") for Lessee's Work. To the extent requested by Lessee, Lessor shall, at no cost or expense to Lessor, assist Lessor in obtaining the Building Permit. Lessee, the Architect or the Contractor shall submit the Approved Construction Plans to the appropriate governmental body for plan checking and a Building Permit.

8. **Change Requests.** No changes to the Approved Construction Plans requested by Lessee shall be made without Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed.

9. **Payment of Additional Costs.** Following Substantial Completion of Lessee's Work and determination of the total Lessee Work Cost, to the extent the Lessee Work Cost exceeds the Lessor's

Allowance (the "Additional Costs"), and such Additional Costs have not previously been paid by Lessee pursuant to Section 10, below, Lessee shall be solely responsible for payment of such Additional Costs.

10. **Payment of Contractor.** Once Lessee and Contractor have mutually executed the Construction Contract, Lessee shall be responsible for making monthly progress payments to Contractor (the "Monthly Payment") in accordance with the Construction Contract. Lessee shall be solely responsible for paying the balance of any Monthly Payment as Additional Costs.

11. **Requirements.** All construction and installation of Lessee's Work shall be subject to strict conformity with the following requirements:

(a) Lessee shall give Lessor at least ten (10) days' prior written notice of commencement of the construction of Lessee's Work so that Lessor may post notices of non-responsibility in or upon the Premises as provided by law;

(b) All Lessee's Work shall be constructed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Construction Plans and in full accord with all Applicable Laws, regulations and ordinances, including without limitation, the Americans With Disabilities Act. All material, equipment, and articles incorporated in Lessee's Work are to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

(c) The Contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability and workers' compensation insurance in the amounts specified in Paragraph 8 of the Lease, and builder's risk and course of construction insurance in an amount not less than the total Lessee Work Cost. Lessee shall provide Lessor with certificates of insurance evidencing such insurance coverage by Contractor prior to commencing the construction of Lessee's Work.

(d) Lessor may require performance and labor and material-men's payment bonds issued by a surety approved by Lessor, in a sum equal to the Lessee Work Costs, guarantying the completion of Lessee's Work free and clear of all liens and other charges in accordance with the Approved Construction Plans. Such bonds shall name Lessor as beneficiary;

(e) Construction of Lessee's Work must be performed in a manner such that it will not interfere with the quiet enjoyment of the other tenants in the Project; and

(f) At least ten (10) days prior to commencement of construction of Lessee's Work, Lessee shall deposit with Lessor an amount equal to $12.50 per square foot of the Premises (as shown on the Floor Plan attached to the Lease), or portion thereof, that will be subject to the construction of Lessee's Work ("Construction Deposit"). For example, if Lessee intends to commence construction within Units F, F-2 and G of the Premises (i.e. not H), the Construction Deposit for such work shall equal $148,250.00, and if Lessee later intends to commence construction within Unit H, the Construction Deposit for such Lessee's Work shall equal $55,037.50. The Construction Deposit shall be held by Lessor as security for Lessee's construction of Lessee's Work in accordance with this Work Letter. If Lessee (i) ceases such construction for a period of 90 days, (ii) substantially damages the Premises, Building or Project, including damages related to any mechanics liens recorded against the Premises, Building or Project (iii) Breaches the Lease and the Lease is subsequently terminated, or (iv) such construction is abandoned as determined by Lessor in its reasonable discretion, Lessor may use, apply or retain the Construction Deposit to the extent necessary to finish or unwind construction of Lessee's Work to create leasable space in the Premises for other tenants and to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor, the Premises, Building or Project may suffer or incur by reason of construction of Lessee's Work or failure thereof. Within ten (10) days after Substantial Completion of Lessee's Work, Lessor shall return that portion of the Construction Deposit corresponding to such Lessee's Work not used, applied or retained by Lessor.

12. **Liens.** Lessee shall keep the Premises, the Building and the Project from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee in connection with the construction of Lessee's Work. In the event a mechanic's or other lien is filed against the Premises, Building or the Project as a result of a claim arising through Lessee or Lessee's Work, Lessor may demand that Lessee furnish to Lessor a lien release bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Premises, the Building and Project free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. In any event, Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses, suits, costs and fees, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with or related to a claim arising through Lessee or Lessee's Work.

13. **Lessor's General Conditions for Lessee's Agents and Lessee's Work.** Lessee's construction of the Lessee's Work shall abide by all rules and directives made by Lessor's appointed project manager with respect to the use of freight, loading dock, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Lessee's Work.

EXHIBIT F

VANILLA SHELL CONDITION

Lessee shall deliver the Premises to Lessor upon move-out in the "vanilla shell" condition as stated below. Lessor expects to receive the Premises in a well maintained condition, with normal wear and tear excepted. The following list is designed to assist Lessee in the move-out procedures, but is not intended to be all inclusive.

1. All interior suite demising walls shall be returned to their original locations without pass-through openings as depicted on Exhibit "D" Floor Plan and constructed in accordance with building codes and permits.

2. All drywall sheet rock on all demising walls and interior walls shall be patched and repaired as needed and shall be repainted and finished.

3. All interior floors (except restroom floors) shall be returned to a smooth concrete finish free of glue and chemical staining and shall be stripped, repaired, skim-coated and epoxy-filled as required.

4. All roll-up truck doors, interior and exterior lighting, heating, ventilation, and air-condition units, exhaust fans, plumbing fixtures, exposed interior plumbing systems, fire life safety and emergency systems shall be in good working order and condition.

5. All interior and exterior window glass and window seals with cracks or breaks shall be replaced.

6. All structural steel columns shall be free of any structural damage.

7. All interior drop T-bar ceilings in the Premises, except for the restrooms, shall be removed at Lessor's direction. Any exposed HVAC ducts, insulation, wiring and cabling shall be secured to the ceiling.

8. Items that have been added by the Lessee and affixed to the Building will remain the property of Lessor, unless otherwise agreed in writing. These items include but are not limited to window treatments, HVAC units, electrical systems, water heaters, cabinets, and flooring.

9. All electrical systems shall be left in a safe condition that conforms to the building code. No bare wires shall be left exposed. If machinery and equipment is removed, the electrical lines should be properly terminated at the nearest junction box in accordance with building code. All electrical systems shall remain affixed to the Premises unless Lessor otherwise in writing.

10. Lessee shall provide Lessor keys for all locks at the Premises including but not limited to front doors, rear doors, and interior doors.

11. The Premises shall be returned in a broom clean condition free of any trash and debris and all inventory and racking shall be removed.

EXHIBIT G

FORM GUARANTY OF LEASE

THIS GUARANTY OF LEASE ("Guaranty") is entered into as of ________________________, 2019, by ________________________ ("Guarantor"), for the benefit of [REDACTED] [Lessor Name] [REDACTED] ("Lessor"), with reference to the following facts:

Lessor and [REDACTED] ("Lessee") [Lessee Name] have entered or will enter into a lease of even date herewith (the "Lease").

By its covenants herein set forth, Guarantor has induced Landlord to enter into the Lease, which was made and entered into in consideration for Guarantor's said covenants; therefore, Guarantor agrees as follows:

Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Lessor and its successors and assigns the full and punctual payment, performance and observance by Lessee, of all of the amounts, terms, covenants and conditions in the Lease contained on Lessee's part to be paid, kept, performed and observed.

If Lessee shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Lessee's part to be paid, kept, performed and observed, Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Lessee. Guarantor shall also pay to Lessor all reasonable and necessary incidental damages and expenses incurred by Lessor as a direct and proximate result of Lessee's failure to perform, which expenses shall include reasonable attorneys' fees and interest on all sums due and owing Lessor by reason of Lessee's failure to pay same, at the maximum rate allowed by law.

Any act of Lessor, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Lessee may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.

The obligations of Guarantor hereunder shall not be released by Lessor's receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Lessee's part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.

The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Lessee in any creditor's, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee's liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statutes or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee; (e) any disability or other defense of Lessee; (f) the cessation from any cause whatever of the liability of Lessee; (g) the exercise by Lessor of any of its rights or remedies reserved under the Lease or by law; (h) the "freezing" or seizure of any of Lessee's assets; or (i) any termination of the Lease, including, without limitation, termination related to "Early Termination Conditions" as defined in the Lease.

If Lessee shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Lessee shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Lessee, or if a receiver of any part of Lessee's property or assets shall be appointed by any court, Guarantor shall pay to Lessor the amount of all accrued, unpaid and accruing Rent (as defined in the Lease) and other charges due under the Lease to the date when the debtor-in-possession, the trustee or administrator accepts the Lease and commences paying same. At such time as the debtor-in-possession, the trustee or administrator rejects the Lease, however, Guarantor shall pay to Lessor all accrued, unpaid and accruing Rent and other charges under the Lease for the remainder of the Term (as defined in the Lease). At the option of Lessor, Guarantor shall either: (a) pay Lessor an amount equal to the Rent and other charges which would have been payable for the unexpired portion of the Term reduced to present-day value; or (b) execute and deliver to Lessor a new lease for the balance of the Term with the same terms and conditions as the Lease, but with Guarantor as tenant thereunder and with modified terms to the extent necessary to comply with applicable law. Any operation of any present or future debtor's relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Lessee to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.

Guarantor may be joined in any action against Lessee in connection with the obligations of Lessee under the Lease and recovery may be had against Guarantor in any such action. Lessor may enforce the obligations of Guarantor hereunder without first taking any action whatever against Lessee or its successors and assigns, or pursuing any other remedy or applying any security it may hold. Guarantor hereby waives all rights to assert or plead at any time any statute of limitations as relating to the Lease, the obligations of Guarantor hereunder and any surety or other defense in the nature thereof including, without limitation, the provisions of California Civil Code Section 2845 or any similar, related or successor

provision of law. Guarantor also hereby waives the provisions of Sections 2809, 2810, 2819 and 2850 of the California Civil Code and their successors, and all other waivable defenses.

Until all of the covenants and conditions in the Lease on Lessee's part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Lessee by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to Lessor under the Lease.

This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Term granted under the Lease, or any extension or renewal thereof.

In the event of any litigation between Guarantor and Lessor with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys' fees and expenses.

If there is more than one undersigned Guarantor, (a) the term "Guarantor", as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Lessor shall have the right to join one or all of them in any proceeding or to proceed against them in any order.

Within fifteen (15) days after Lessor's written request (which requests may not be made more than once per calendar year), Guarantor shall furnish Lessor with financial statements or other reasonable financial information reflecting Guarantor's current financial condition, certified by Guarantor or its financial officer. If Guarantor is a publicly-traded corporation, delivery of Guarantor's last published financial information shall be satisfactory for purposes of this Paragraph.

Throughout the Term, the Guarantor shall maintain a Tangible Net Worth of at least $7,500,000. "Tangible Net Worth" means, as of any date, the Net Worth of Guarantor plus Affiliate Debt (if any) minus all assets of Guarantor which would be classified as intangible assets under GAAP, including but not limited to goodwill (whether representing the excess cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, deferred charges, and capitalized servicing rights minus all indebtedness owing to Guarantor from (i) affiliates of Guarantor, and (ii) shareholders, members, officers or partners of Guarantor. "Net Worth" of Guarantor means, as of any date, an amount equal to al assets of Guarantor minus Guarantor's liabilities, each as determined by GAAP. "Affiliate Debt" means indebtedness of Guarantor to (i) affiliates of Guarantor, or (ii) shareholders, members, officers or partners of Guarantor.

This instrument constitutes the entire agreement between Lessor and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Lessor.

This Guaranty shall be governed by and construed in accordance with the laws of the State of California.

Every notice, demand or request (collectively "Notice") required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

Any dispute, claim or controversy arising out of or relating to the Lease or this Guaranty or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Orange County, California before one (1) arbitrator. Guarantor hereby consents to the jurisdiction of such county for such purposes. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude Lessor or Guarantor from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. The arbitrator shall give effect to the substantive law of the State of California, including but not limited to conflicts of law provisions, statutes of limitation, and matters pertaining to the validity of this arbitration clause. The duty to arbitrate disputes extends beyond the date of the expiration or termination of this Guaranty, and beyond the date of the fulfillment of any repayment obligations or other obligations of Lessor, Lessee and Guarantor. Lessor and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Guarantor or Guarantor against Lessor on any matter whatever arising out of, or in any way connected with, the Lease or this Guaranty.

NOTICE: BY SIGNING BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN ABOVE PARAGRAPH DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY SIGNING BELOW YOU ARE

GIVING UP CERTAIN JUDICIAL RIGHTS TO DISCOVERY AND APPEAL. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. BY SIGNING BELOW YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE ABOVE PARAGRAPH TO NEUTRAL ARBITRATION.

This Guaranty may be assigned in whole or part by Lessor upon written notice to Guarantor, but it may not be assigned by Guarantor without Lessor's prior written consent, which may be withheld in Lessor's sole and absolute discretion.

The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

"GUARANTOR" ______________________________

By: ______________________________
Name: ______________________________
Its: ______________________________

Lessor's Address for Notices:

____
Address: ________________
____

Guarantor's Address for Notices:

____
Address: ________________
____

With a copy to:

____
Attn: ________________
____
____

EXHIBIT H

(323) 750-6694
(323) 750-6697 FAX

BUILT-RITE CONSTRUCTION INC

10301 So. San Pedro Street
Los Angeles, CA 90003-4927

General Contractor CSLB #623305 (B1-C39)

Job No. 2019 - 8185

PROPOSAL AND CONTRACT

On **July 30, 2019** we propose to furnish of [REDACTED] [Lessor Name]
all materials and to perform all labor necessary to complete the following work located at
3400 Warner in the City of Santa Ana 949 294-1688

We are pleased to submit the following for re-roofing The Commercial Building at the above referenced address. Remove existing layers of roofing to sheeting and haul away same. "Check sheeting for dry rot and replace with equivalent. Supply and install new pipe and vent flashings where applicable. Apply one layer of 28 lb. fiberglass base sheet nailed in place as per manufacturers specifications. Torch apply one layer of APP white (Title 24 Compliant) modified bitumen mineral surfaced cap sheet to entire flat area. New roofing to extend up onto parapet walls a minimum of six inches. Cover all interior parapet walls using torch applied modified bitumen. All pipes, vents, and other roof projections to be securely sealed using white modified mastic. All trash and debris from our operations to be removed and premises left clean. Five year workmanship guarantee.

NOTE: B.R.C. to obtain building permit, owner to incur costs. Any sheeting deemed unsuitable for reuse to be replaced @ $63.00 per sheet for 4' x 8' of 1/2" struct one plywood. All HVAC equipment must be removed prior to our operations. Existing conduct on interior parapet walls must be removed prior to our operations please add $150.00 per location to install 2" X 8" wood frame curbs to accommodate existing skylites. Above proposal dose not include any detailed sheet metal work.

- All of the above work is to be completed in a substantial and workmanlike manner according to standard practices for the sum of **$168,000.00**
- Progress payments shall be made as follows: **50% DUE ON 50% COMPLETION OF JOB, BALANCE DUE ON COMPLETION.**
- The balance of the contract is to be paid **upon completion.**
- This proposal is valid until **August 30, 2019** and if accepted on or before that date, work will commence approximately **6 MONTHS** and will be substantially completed approximately in **25 DAYS** subject to delays caused by acts of God, stormy weather, uncontrollable labor trouble, or unforeseen contingencies.
- Any alteration or deviation from the above specifications, including but not limited to any such alteration or deviation involving additional material and/or labor costs, will be executed only upon a written order for same, signed by Owner and Contractor, and if there is any charge for such alteration or deviation, the additional charge will be added to the contract price of this contract.
- If any payment is not made when due, Contractor may suspend work on the job until such time as all payments due have been made. A failure to make payment for a period in excess of 30 ays from the due date shall be deemed a material breech of this contract.

Respectfully submitted.

/s/ Steve Klingman

Steve Klingman

Name and Registration Number of any Sales Person who solicited or negotiated this contract

Acceptance

You are herby authorized to furnish all materials and labor required to complete the work described in this Proposal, for which I agree to pay the contract price under the terms specified. I have read and agree to the provisions contained herein and to any attachments.
For Home Improvement Contracts only, read and sign the attachment entitled "Terms and Conditions".

Owner or Authorized Agent

Signature Date

AIRCRE

RULES AND REGULATIONS FOR STANDARD ~~OFFICE~~ LEASE

Date: May 1, 2018

By and Between

Lessor: [REDACTED] [Lessor Name]

Lessee: [REDACTED] [Lessee Name]

Property Address: 3400 W. Warner Ave., Units F, F-2, G and H, Santa Ana, California 92704
(street address, city, state, zip)

GENERAL RULES

1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.
2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety and reputation of the Project and its occupants.
3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Project.
4. Lessee shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.
5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.
6. Lessee shall not alter any lock or install new or additional locks or bolts.
7. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.
8. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Project.
9. Lessee shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.
10. Furniture, significant freight and equipment shall be moved into or out of the building only with the Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.
11. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.
12. ~~Lessor reserves the right to close and lock the Building on Saturdays, Sundays and Building Holidays, and on other days between the hours of ______ P.M. and ______ A.M. of the following day. If Lessee uses the Premises during such periods,~~ Lessee shall be responsible for securely locking any doors of the Premises ~~it may have opened for entry.~~
13. Lessee shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.
14. No window coverings, shades or awnings shall be installed or used by Lessee.
15. No Lessee, employee or invitee shall go upon the roof of the Building.
16. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.
17. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.
18. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.
19. The Premises shall not be used for lodging or manufacturing, cooking or food preparation.
20. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.
21. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.
22. Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.
23. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Lessee agrees to abide by these and such rules and regulations.

PARKING RULES

1. Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."
2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, ~~customers,~~ or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.
4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.
5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite location(s), and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations.
6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.
7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.
8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.
9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.
10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.
11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.
12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.
13. Overnight parking is prohibited. All vehicles parked overnight are subject to tow.

FIRST AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE – NET

Dated: November 8, 2019

LESSOR:

[REDACTED] [Lessor Name]

LESSEE:

[REDACTED] [Lessee Name]

LEASED PREMISES:

3400 W. WARNER AVENUE, UNITS A, B, E, F, F-1, G, H, K, L, and M, SANTA ANA, CALIFORNIA 92704

This FIRST AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE – NET (the "Amendment") is entered into between the Lessor and Lessee, as identified above, and relates to the leased premises identified above (the "Premises"). This Amendment is entered into based on the facts contained in the Recitals, below, and on the Terms and Conditions which are also set forth below.

RECITALS

The Lessor and Lessee entered into Standard Industrial/Commercial Multi-Tenant Lease -- Net (the "Original Lease") dated May 1, 2018, which included Exhibits A through H, inclusive.

A Guaranty of Lease (the "Guaranty"), relating to the Original Lease was executed by NEWTONIAN PRINCIPLES, INC., a Delaware corporation ("Guarantor") in favor of the Lessor.

Lessee has expressed a desire to expand the space leased under the terms of the Original Lease and has agreed to pay additional rent and to pay an additional security deposit in connection therewith; Lessor and Lessee have agreed to amend the Original Lease on the terms and subject to the conditions contained herein, below.

Guarantor has agreed to continue the Guaranty in effect for the Original Lease, as amended by this Amendment, as set forth below.

Initially capitalized terms which are not otherwise identified in this Amendment shall have the meaning ascribed to them in the Original Lease.

TERMS AND CONDITIONS

NOW, THEREFORE, Lessor and Lessee agree to modify the terms of the Original Lease as follows:

1.2 (a) Premises. The Premises, as described in the Original Lease at Paragraph 1.2(a), shall be revised to include the following space: 3400 W. Warner Avenue, Units A, B, E, F, F-1, G, H, K, L, and M, Santa Ana, California. The Premises, as revised, now consists of approximately 29,257 square feet of space in a retail/industrial/business park complex. Lessor and Lessee acknowledge and agree that the portion of the Premises which was previously denominated as Unit F-2 is now known as Unit F-1 and that this change has been recognized by the City of Santa Ana. **Exhibit "C"** and **Exhibit "D"** to the Original Lease is replaced by **Exhibit "C"** and **Exhibit "D"** in the form attached hereto.

1.5 Base Rent. Paragraph 1.5 of the Original Lease shall be changed to read as follows:

[Base Rent]

"1.5 Base Rent: $[REDACTED] for the month of January, 2020, and [Base Rent] $[REDACTED] per month (the "Base Rent") for the months of February, 2020, through December, 2020. The monthly Base Rent shall be increased, by 3% per annum, cumulatively, as set forth in Paragraph 60 of this Amendment, below, commencing on January 1, 2021."

1.6 Lessee's Share of Common Area Operating Expenses. The Lessee's Share, as defined in Paragraph 1.6 of the Original Lease, shall be increased to **29.99%**.

1.7(a) Base Rent. The referenced Base Rent for the period of January 1, 2020 - January 31, 2020 shall be changed from $[REDACTED] to $[REDACTED] [Base Rent]

1.7(b) Common Area Operating Expenses. The referenced to Common Area Operating Expenses for the period of January 1, 2020 - January 31, 2020 shall be changed from $[REDACTED] to $[REDACTED]; however, the rate of $[REDACTED] per square foot remains unchanged. [Common Area Operating Expense]

1.7(c) Security Deposit. The Security Deposit amount shall be increased from $[REDACTED] to $[REDACTED] [Security Deposit Amounts]

1.7(d) Additional Amount Due. In addition to the sum of $[REDACTED] [Total Due Upon Execution of Lease], referenced in Paragraph 1.7(e), shall be increased by the amount of $[REDACTED], to account for additional Base Rent, Common Area Operating Expenses, and additional Security Deposit amounts. ($[REDACTED] + $[REDACTED] + $[REDACTED] = $[REDACTED]) This amount shall be paid by Lessee to Lessor concurrently with the exchange of signed copies of this Amendment. [Base Rent] [Common Area Operating Expense] [Security Deposit] [sum of Base Rent, Common Area Operating Expense and Security Deposit amounts]

60 Base Rent Adjustment. Paragraph 60 of the Original Lease shall be changed to read as follows:

> "60. Base Rent Adjustments. The Base Rent shall be increased at a rate of three percent (3%) per annum on a compounding basis, during the Original Term as follows:

Months	**Monthly Base Rent:**	
January 1, 2021 – December 31, 2021	$[REDACTED]	[Monthly Base Rent]
January 1, 2022 – December 31, 2022	$[REDACTED]	[Monthly Base Rent]
January 1, 2023 – December 31, 2023	$[REDACTED]	[Monthly Base Rent]
January 1, 2024 – December 31, 2024	$[REDACTED]	[Monthly Base Rent]
January 1, 2025 – December 31, 2025	$[REDACTED]	[Monthly Base Rent]
January 1, 2026 – December 31, 2026	$[REDACTED]	[Monthly Base Rent]
January 1, 2027 – December 31, 2027	$[REDACTED]	[Monthly Base Rent]
January 1, 2028 – December 31, 2028	$[REDACTED]	[Monthly Base Rent]
January 1, 2029 – December 31, 2029	$[REDACTED]	[Monthly Base Rent]
January 1, 2030 – May 31, 2030	$[REDACTED]	[Monthly Base Rent]

Exhibit "E". Exhibit "E" to the Original Lease is replaced by **Exhibit "E"** in the form attached hereto.

[SIGNATURES ON NEXT PAGE]

Reaffirmation. Except as expressly amended or modified by the terms of this Amendment, the terms of the Original Lease are ratified and reaffirmed by Lessor and Lessee.

[Lessor Name]	[Lessee Name]
[REDACTED]	[REDACTED]
[REDACTED]	[REDACTED]

By: /s/ [REDACTED]
[REDACTED], Asset Manager

By /s/ [REDACTED]
[REDACTED], Manager

Revised Exhibits Attached: Exhibit C, Exhibit D and Exhibit E

REAFFIRMATION OF GUARANTY

Reaffirmation of Guaranty of Lease. The undersigned provided the Guaranty, referenced above in the Amendment. The undersigned has reviewed the Amendment and agrees that, as an inducement for Lessor to execute the Amendment, the Guaranty shall remain in full force and effect and, from and after the date hereof, and that the Guaranty shall operate as a guaranty obligations arising out of the Original Lease, as amended by this Amendment, as though the Amendment had always been a part of the Original Lease. The obligations of the undersigned Guarantor and the right of the Lessor, as provided in the Guaranty, shall be fully applicable to the Original Lease, as amended by this Amendment.

NEWTONIAN PRINCIPLES, INC., a
Delaware corporation

By: /s/ Kyle Desmet
Kyle Desmet, CEO

EXHIBIT C

SITE PLAN

South Coast Business Center
3400, 3440, and 3480 W. Warner Ave. Santa Ana, CA 92704



3480
R Q P O N M L K J I H
G F E D C B A
3440
L K J I H G F E D C B A
M L K J I H G F-1 F E D C B A
NOT A PART – SELF STORAGE
Yale Street
3400
W. Warner Avenue
PREMISES

INITIALS
[REDACTED]

INITIALS
[REDACTED]

EXHIBIT D

FLOOR PLAN

South Coast Business Center
3400 W. Warner Ave. Units A, B, E, F, F-1, G, H, K, L
and M, Santa Ana, CA 92704



Unit F-1
±1,418 SF
Unit H
±4,403 SF
Unit G
±4,502 SF
Unit F
±5,940 SF
Unit I-J
±6,072 SF
Unit E
±2,770 SF
3400 W. Warner Ave.
39,264 SF
Unit C-D
±3,744 SF
Unit K-M
±6,480 SF
Unit A-B
±3,744 SF
= Wing 1
= Wing 2
PREMISES

INITIALS:
[REDACTED]

INITIALS:
[REDACTED]

EXHIBIT E

WORK LETTER FOR CONSTRUCTION OBLIGATIONS

1. **Defined Terms.** All capitalized terms referred to in this Work Letter not defined below shall have the same meaning as defined in the Lease, of which this Work Letter forms a part.

2. **Construction of Lessee's Work.** Lessee shall construct Lessee's Work in accordance with this Work Letter and the approved Construction Plans.

3. **Definitions.** Each of the following terms shall have the following meaning:

"Architect" shall mean a qualified architect licensed to do business in the State of California, with experience in designing and documenting projects similar in size, scope and complexity to Lessee's Work. Lessee's choice of the Architect shall be subject to Lessor's prior written approval, such approval not to be unreasonably withheld. Architect shall be employed by Lessee and all costs of Architect will be the responsibility of Lessee as part of the Lessee Work Cost.

"Construction Plans" shall mean the complete plans and specifications for the construction of Lessee's Work, which shall be in substantial compliance with the Approved Preliminary Plans, consisting of all architectural, engineering, mechanical and electrical drawings and specifications which are required to obtain all building permits, licenses and certificates from the applicable governmental authority(ies) for the construction of Lessee's Work. The Construction Plans shall be prepared by Architect, and in all respects shall be in compliance with all Applicable Laws.

"Contractor" shall mean such California licensed general contractor as Lessor and Lessee shall mutually approve, such approval not to be unreasonably withheld. Contractor shall be responsible for construction of Lessee's Work. As soon as reasonably possible following the full execution hereof, Lessee shall submit to Lessor the name of at least one (1) California licensed general contractor with substantial experience in constructing improvements of a size, nature and quality of Lessee's Work. Lessee shall provide Lessor with references for all such contractors proposed by Lessee. Within ten (10) days following Lessor's receipt of Lessee's suggested contractors and all other information regarding such contractors as Lessor shall reasonably request, Lessor shall either (i) approve one of the contractors proposed by Lessee, or (ii) disapprove of the contractors proposed by Lessee, along with a notice to Lessee of the reasons for Lessor's disapproval. In the event Lessor reasonably disapproves of the contractors proposed by Lessee, Lessee shall continue to propose qualified licensed general contractors to Lessor until Lessor approves a contractor proposed by Lessee in writing. The contractor so approved by Lessor in writing shall be deemed to be the "Contractor" hereunder and shall construct Lessee's Work.

"Lessee's Personal Property" shall mean all personal property constructed or installed in the Premises by Lessee at Lessee's expense, including Trade Fixtures, furniture, fixtures and equipment, but excluding Lessee's Work.

"Lessee's Work" shall mean all planning, design and construction of Utility Installations and Alterations, demising walls, drop ceilings (if appropriate), meeting/conference rooms, storage rooms, offices, reception areas, staging/shipping areas, sales floor, security systems, accompanying ADA work, and related work to the extent such work is (i) permanently affixed to the Premises, (ii) desired by Lessee, (iii) Substantially Complete prior to Lessee opening (including a grand opening or re-opening) the Premises, or portions thereof, for business, and (iv) excluding Lessee's Personal Property and signage. Lessee's Work is intended to encompass only the initial planning, design and construction work at the Premises in order for Lessee to open for business, regardless of whether Lessee performs such work concurrently for the entire Premises or in phases for portions of the Premises ("Phases").

"Lessee Work Cost" shall mean the costs for construction and installation of Lessee's Work, inclusive of the fees charged by Architect. The costs for construction and installation shall include, but not be limited to, the following:

(a) architectural / space planning fees and costs charged by Architect in the preparation of the Preliminary Plans, Construction Plans and/or any changes thereto;

(b) any and all other fees and costs charged by architects, engineers and consultants in the preparation of the Construction Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Construction Plans, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(c) surveys, reports, environmental and other tests and inspections of the site and any improvements thereon necessary for the construction of Lessee's Work;

(d) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or material suppliers;

(e) the furnishing and installation of all HVAC duct work, terminal boxes, distributing diffusers and accessories required for completing the heating, ventilating and air conditioning system in the Premises;

(f) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises;

(g) all floor coverings in the Premises:

(h) all fire and life safety control systems, such as fire walls, sprinklers and fire alarms, including piping, wiring and accessories installed within the Premises;

(i) all plumbing, fixtures, pipes and accessories installed within the Premises;

(j) fees charged by the city and/or county where the Project is located (including, without limitation, fees for building permits and plan checks) required for the construction of Lessee's Work in the Premises;

(k) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of Lessee's Work;

(l) all costs and expenses incurred to comply with all laws, rules, regulations or ordinances of any governmental authority in connection with the construction of Lessee's Work; and

(m) payment to Lessor or Lessor's selected construction manager of a construction coordination fee equal to two percent (2%) of the Lessee Work Cost.

Lessee Work Costs shall not include the cost of any of Lessee's Personal Property and signage or the installation thereof, which shall be performed by Lessee at its sole cost and expense. Subject to the payment by Lessor of the Lessor's Allowance in the time and manner specified in this Work Letter, Lessee shall be solely responsible for paying all Lessee Work Costs.

"Lessor Allowance" shall mean a one-time Lessor allowance in the amount of $25.00 per rentable square foot of the Premises (based on the square footage stated on the Floor Plan attached to the Lease as Exhibit D) payable to Lessee, subject to the conditions of the Lease and this Work Letter, as reimbursement for the Lessee Work Cost and for no other purpose. For example, if Lessee's Work is Substantially Complete with respect to Units F, F-1, G and H that make up a portion of the current Premises and the following conditions are met, the Lessor Allowance for such work shall equal $406,575.00, and if later the Lease is amended to include Units C and D of the Building as part of the Premises and Lessee's Work is Substantially Complete with respect to such Units and the following conditions are met, the Lessor Allowance for such work shall equal $93,600.00. Lessor Allowance shall be paid upon Substantial Completion of Lessee's Work, provided that (i) Lessee delivers to Landlord lien waivers and releases from Contractor, all subcontractors and material suppliers in form and content reasonably acceptable to Landlord, (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, HVAC, life-safety or other systems of the Building, or any other tenant's use of such other tenant's leased premises in the Project, and (iii) Lessee is not in Default. If any of the foregoing conditions are not met, Lessor may withhold the Lessor Allowance until such conditions are met. Notwithstanding anything to the contrary contained herein or

in the Lease, in no event shall Lessor have any obligation to pay any costs or expenses incurred in connection with or arising out of Lessee's Work in excess of the Lessor's Allowance specified above. Lessor shall have no obligation to disburse all or any portion of the Lessor Allowance to Lessee or any other party unless Lessee's Work is Substantially Compete and the above stated conditions of subparagraphs (i-iii) are met on or before the end of the 365th day after the later of (i) the date Lessor provides Lessee with possession of the Premises, or (ii) the Rent Commencement Date.

"Substantial Completion", "**Substantially Complete"**, and "**Substantially Completed"** (or similar phrase): The foregoing shall mean when the following have occurred:

(a) The Lessee has delivered to Lessor a certificate from the Architect, in a form reasonably approved by Lessor, that Lessee's Work has been substantially completed in accordance with the Construction Plans, except "punch list" items which may be completed within thirty (30) days, and Lessor has approved of the work in its reasonable discretion; and

(b) Lessee has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for Lessee's Work and the Local Regulatory Permit.

4. **<u>Space Plan for Lessee's Work</u>.**

4.1 **Preparations by Architect**. The space plan ("Preliminary Plans") for Lessee's Work shall be prepared by Architect. Lessee and Architect shall develop and provide the Preliminary Plans to Lessor for Lessor's review and approval, which Preliminary Plans shall be submitted for each Phase.

4.2 **Review and Approval.** Lessor will either approve the Preliminary Plans in writing, or note changes to be made to the Preliminary Plans in writing, and shall provide such written approval or proposed changes to Architect and Lessee within ten (10) business days after receipt of the Preliminary Plans from Architect. In the event changes are necessary, Architect shall make such changes following receipt of the written changes from Lessor and shall provide the revised Preliminary Plans to Lessee and Lessor for approval in writing as soon as possible thereafter, but in no event to exceed five (5) business days.

4.3 **Approved Preliminary Plans.** The Preliminary Plans which are approved by both Lessor and Lessee in writing ("Approved Preliminary Plans") shall be used by Architect to develop the Construction Plans for each applicable Phase.

5. **<u>Construction Plans for Lessee's Work</u>**.

5.1 **Preparation by Architect.** Within fifteen (15) business days following approval by Lessor of the Approved Preliminary Plans, Architect and Lessee shall provide Lessor with completed Construction Plans showing (i) Lessee's partition layout and the location and details; (ii) the location of telephone and electrical outlets; (iii) the location, style and dimension of any desired special lighting; (iv) the location, design and style of all doors, floor coverings and wall coverings; (v) the location, design, style and dimensions of cabinets and casework; and (vi) all details, including "cut sheets," for Lessee's Work, which shall be in conformity with the Approved Preliminary Plans. The Construction Plans shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction of Lessee's Work.

5.2 **Lessor's Review of Construction Plans for Lessee's Work**. Within five (5) business days after receipt of the Construction Plans, Lessor shall notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans. If any changes requested by Lessor are reasonably necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, Architect shall make such changes and provide the revised Construction Plans to Lessor for its review and approval, such approval not to be unreasonably withheld or delayed. Within five (5) business days thereafter, Lessor shall either (i) notify Lessee in writing of any changes necessary to bring the Construction Plans into substantial conformity with the Approved Preliminary Plans, or (ii) approve such revised Construction Plans. Architect shall continue to revise the Construction Plans as required by Lessor until Lessor's written approval is received. The Construction Plans approved in writing by Lessor shall be deemed the "Approved Construction Plans."

5.3 **Information Provided by Lessor**. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Construction Plans, by Lessor shall not constitute the assumption of any responsibility by Lessor for the accuracy or sufficiency of such plans and material, and Lessee shall be solely responsible therefor. Lessee agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Lessor is to protect the interests of Lessor in the Building, and Lessor shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Requirements. Any information that may have been furnished to Lessee by Lessor or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building (hereinafter referred to as the "**Site Characteristics**") are for Lessee's convenience only, and Lessor does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated.

5.4 **No Responsibility of Lessor**. Lessor's approval of any plans, including, without limitation, the Preliminary Plans or the Construction Plans, shall not: (i) constitute an opinion or agreement by Lessor that such plans and Lessee's Work are in compliance with all Applicable Requirements, (ii) impose any present or future liability on Lessor; (iii) constitute a waiver of Lessor's rights hereunder or under the Lease or this Exhibit; (iv) impose on Lessor any responsibility for a design and/or construction defect or fault in Lessee's Work, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

6. **Contractor.** Lessee shall, as soon as reasonably possible, enter into a contract with the Contractor for the construction of Lessee's Work (the "Construction Contract"), for a bid price acceptable to Lessee in its sole discretion (the "Approved Bid.") The Construction Contract between Lessee and Contractor shall provide that all Lessee's Work shall be warranted by Contractor for a period not less than one (1) year, and shall provide that all such warranties are assignable to, and enforceable by, Lessor. Lessor must approve the Construction Contract before Lessee and Contractor execute the same, such approval not to be unreasonably withheld.

7. **Building Permit.** Lessee shall be responsible for obtaining a building permit ("Building Permit") for Lessee's Work. To the extent requested by Lessee, Lessor shall, at no cost or expense to Lessor, assist Lessor in obtaining the Building Permit. Lessee, the Architect or the Contractor shall submit the Approved Construction Plans to the appropriate governmental body for plan checking and a Building Permit.

8. **Change Requests.** No changes to the Approved Construction Plans requested by Lessee shall be made without Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed.

9. **Payment of Additional Costs.** Following Substantial Completion of Lessee's Work and determination of the total Lessee Work Cost, to the extent the Lessee Work Cost exceeds the Lessor's Allowance (the "Additional Costs"), and such Additional Costs have not previously been paid by Lessee pursuant to Section 10, below, Lessee shall be solely responsible for payment of such Additional Costs.

10. **Payment of Contractor.** Once Lessee and Contractor have mutually executed the Construction Contract, Lessee shall be responsible for making monthly progress payments to Contractor (the "Monthly Payment") in accordance with the Construction Contract. Lessee shall be solely responsible for paying the balance of any Monthly Payment as Additional Costs.

11. **Requirements.** All construction and installation of Lessee's Work shall be subject to strict conformity with the following requirements:

(a) Lessee shall give Lessor at least ten (10) days' prior written notice of commencement of the construction of Lessee's Work so that Lessor may post notices of non-responsibility in or upon the Premises as provided by law;

(b) All Lessee's Work shall be constructed in a skillful and workmanlike manner, consistent with the best practices and standards of the construction industry, and pursued with diligence in accordance with the Approved Construction Plans and in full accord with all Applicable Laws, regulations and ordinances, including without limitation, the Americans With Disabilities Act. All material, equipment, and articles incorporated in Lessee's Work are to be new, and of recent manufacture, and of the most suitable grade for the purpose intended;

(c) The Contractor shall maintain all of the insurance reasonably required by Lessor, including, without limitation, commercial general liability and workers' compensation insurance in the amounts specified in Paragraph 8 of the Lease, and builder's risk and course of construction insurance in an amount not less than the total Lessee Work Cost. Lessee shall provide Lessor with certificates of insurance evidencing such insurance coverage by Contractor prior to commencing the construction of Lessee's Work.

(d) Lessor may require performance and labor and material-men's payment bonds issued by a surety approved by Lessor, in a sum equal to the Lessee Work Costs, guarantying the completion of Lessee's Work free and clear of all liens and other charges in accordance with the Approved Construction Plans. Such bonds shall name Lessor as beneficiary;

(e) Construction of Lessee's Work must be performed in a manner such that it will not interfere with the quiet enjoyment of the other tenants in the Project; and

(f) At least ten (10) days prior to commencement of construction of Lessee's Work, Lessee shall deposit with Lessor an amount equal to $12.50 per square foot of the Premises (as shown on the Floor Plan attached to the Lease), or portion thereof, that will be subject to the construction of Lessee's Work ("Construction Deposit"). For example, if Lessee intends to commence construction within Units F, F-1 and G of the Premises (i.e. not other Units), the Construction Deposit for such work shall equal $148,250.00, and if Lessee later intends to commence construction within Unit H, the Construction Deposit for such Lessee's Work shall equal $55,037.50. The Construction Deposit shall be held by Lessor as security for Lessee's construction of Lessee's Work in accordance with this Work Letter. If Lessee (i) ceases such construction for a period of 90 days, (ii) substantially damages the Premises, Building or Project, including damages related to any mechanics liens recorded against the Premises, Building or Project (iii) Breaches the Lease and the Lease is subsequently terminated, or (iv) such construction is abandoned as determined by Lessor in its reasonable discretion, Lessor may use, apply or retain the Construction Deposit to the extent necessary to finish or unwind construction of Lessee's Work to create leasable space in the Premises for other tenants and to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor, the Premises, Building or Project may suffer or incur by reason of construction of Lessee's Work or failure thereof. Within ten (10) days after Substantial Completion of Lessee's Work, Lessor shall return that portion of the Construction Deposit corresponding to such Lessee's Work not used or applied by Lessor.

12. **Liens.** Lessee shall keep the Premises, the Building and the Project from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee in connection with the construction of Lessee's Work. In the event a mechanic's or other lien is filed against the Premises, Building or the Project as a result of a claim arising through Lessee or Lessee's Work, Lessor may demand that Lessee furnish to Lessor a lien release bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien claim or demand, indemnifying Lessor against liability for the same and holding the Premises, the Building and Project free from the effect of such lien or claim. Such bond must be posted within ten (10) days following notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do so. In any event, Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses, suits, costs and fees, including, but not limited to, reasonable attorneys' fees and expenses, incurred in connection with or related to a claim arising through Lessee or Lessee's Work.

13. **Lessor's General Conditions for Lessee's Agents and Lessee's Work**. Lessee's construction of the Lessee's Work shall abide by all rules and directives made by Lessor's appointed project manager with respect to the use of freight, loading dock, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Lessee's Work.

SECOND AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL
MULTI-TENANT LEASE - NET

Dated: April 17, 2020

LESSOR:

[REDACTED] [Lessor Name]

LESSEE:

[REDACTED] [Lessee Name]

LEASED PREMISES:

3400 W. WARNER AVENUE, UNITS A, B, E, F, F-1, G, H, K, L, and M,
SANTA ANA, CALIFORNIA 92704

This SECOND AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE - NET (the "Amendment") is entered into between the Lessor and Lessee, as identified above, and relates to the leased premises identified above (the "Premises"). This Amendment is entered into based on the facts contained in the Recitals, below, and on the Terms and Conditions which are also set forth below.

RECITALS

The Lessor and Lessee entered into a Standard Industrial/Commercial Multi-Tenant Lease -- Net (the "Original Lease") dated May 1, 2018, which included Exhibits A through H, inclusive.

A Guaranty of Lease (the "Guaranty"), relating to the Original Lease was executed by NEWTONIAN PRINCIPLES, INC., a Delaware corporation ("Guarantor") in favor of the Lessor.

The Original Lease has previously been amended once, by the terms of the FIRST AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE - NET, dated November 8, 2019 (the "First Amendment") which included a reaffirmation of the Guaranty by the Guarantor.

In light of the Coronavirus Pandemic, Lessee has requested abatement in rent and Lessor is agreeable to providing such abatement on the terms and subject to the conditions contained in this Amendment.

Guarantor has agreed to continue the Guaranty in effect for the Original Lease, as amended by the terms of the First Amendment and by this Amendment, as set forth below.

Initially capitalized terms which are not otherwise identified in this Amendment shall have the meaning ascribed to them in the Original Lease.

TERMS AND CONDITIONS

NOW, THEREFORE, Lessor and Lessee agree to modify the terms of the Original Lease as follows:

1. Temporary Abatement in Base Rent. Notwithstanding other provisions of the Original Lease and the First Amendment, including, without limitation, Paragraphs 1.5 and 60, Base Rent for the period from April 1, 2020, until the *earlier of:* (a) March 31, 2021, or (b) the date when Lessee opens for business at the Premises (hereinafter the "Rent Abatement Period"), shall be revised to $[REDACTED] [Base Rent] per month, increasing to $[REDACTED] [Base Rent] per month on January 1, 2021.

If the Rent Abatement Period ends before December 31, 2020, Base Rent shall be: (a) at [Base Rent] $[REDACTED] per month for the period between the end of the Rent Abatement Period and December 31, 2020, and (b) at $[REDACTED] [Base Rent] per month for the period through December 31, 2021.

If the Rent Abatement Period ends on or after January 1, 2021, Base Rent shall be: [Base Rent] $[REDACTED] per month for the period from the end of the Rent Abatement Period through December 31, 2021.

To clarify, on or after January 1, 2022, Monthly Base Rent set forth in Paragraph 60 of the Original Lease (as modified by the First Amendment) shall resume.

2. Change in Paragraph Reference. The reference to "Paragraph 52A," found in the first line of Paragraph 51.A.I.a. of the Lease, shall be changed to "Paragraph 51A."

3. Reaffirmation. Except as expressly amended or modified by the terms of this Amendment, the terms of the Original Lease and the First Amendment are ratified and reaffirmed by Lessor and Lessee.

[*Signatures on Next Page*]

[REDACTED] [Lessor Name]

By: /s/ [REDACTED]
[REDACTED] , Asset Manager

[REDACTED] [Lessee Name]

By: /s/ [REDACTED]
[REDACTED] , Manager

REAFFIRMATION OF GUARANTY

Reaffirmation of Guaranty of Lease. The undersigned provided the Guaranty, referenced above in this Amendment. The undersigned has reviewed this Amendment and agrees that, as an inducement for Lessor to execute this Amendment, the Guaranty shall remain in full force and effect and, from and after the date hereof, and that the Guaranty shall operate as a guaranty obligations arising out of the Original Lease, as amended by the First Amendment and by this Amendment, as though each such amendment had always been a part of the Original Lease. The obligations of the undersigned Guarantor and the rights of the Lessor, as provided in the Guaranty, shall be fully applicable to the Original Lease, as amended by the First Amendment and by this Amendment.

NEWTONIAN PRINCIPLES, INC., a
Delaware corporation (Doing Business in
California as Moss Enterprises Group)

By: /s/ Kyle Desmet
Kyle Desmet, CEO and Secretary

THIRD AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE – NET

September 8,
Dated: ~~June~~xxx, 2020

LESSOR:

[REDACTED] [Lessor Name]

LESSEE:

BLC MANAGEMENT COMPANY, LLC, a Nevada limited liability company

LEASED PREMISES:

3400 W. WARNER AVENUE, UNITS A, B, C, D, E, F, F-1, G, H, K, L, and M
SANTA ANA, CALIFORNIA 92704

This THIRD AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE -- NET (the "Amendment") is entered into between the Lessor and Lessee, as identified above, and relates to the leased premises identified above (the "Premises"). This Amendment is entered into based on the facts contained in the Recitals, below, and on the Terms and Conditions which are also set forth below.

RECITALS

The Lessor and Lessee's predecessor, [REDACTED] [Assignor Name] [REDACTED] (hereinafter "[REDACTED]" or "Assignor"), entered into a Standard Industrial/Commercial Multi-Tenant Lease - Net (the "Original Lease") dated May 1, 2018, which included Exhibits A through H, inclusive.

A Guaranty of Lease (the "Guaranty"), relating to the Original Lease was executed by NEWTONIAN PRINCIPLES, INC., a Delaware corporation (the "Original Guarantor") in favor of the Lessor.

The Original Lease has since been amended by: (1) The terms of the FIRST AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE

[Assignor Defined Name]

– NET, dated November 8, 2019 (the "First Amendment"), entered into between Lessor and [REDACTED], which Included a reaffirmation of the Guaranty by the Original Guarantor, and (2) The terms of the SECOND AMENDMENT TO STANDARD INDUSTRIAL / COMMERCIAL MULTI-TENANT LEASE – NET, dated April 17, 2020 (the "Second Amendment"), entered into between Lessor and [REDACTED], which [Assignor Defined Name] included a reaffirmation of the Guaranty by the Original Guarantor.

The Original Lease, as amended by the First Amendment and Second Amendment (the "Previously Amended Lease") has been assigned by [REDACTED] to [Assignor Defined Name] BLC MANAGEMENT COMPANY, LLC, a Nevada limited liability company (hereinafter referred to as "Lessee") in accordance with the terms of the Assignment, Assumption and Consent to Assignment of Lease dated May 20, 2020, entered into by [REDACTED], [Assignor Defined Name] Lessee and Lessor (the "Assignment"). [REDACTED] was not released from liability under the Previously Amended Lease by the terms of the Assignment. [Assignor Defined Name]

The Original Guarantor was not a party to the Assignment, but PLANET 13 HOLDINGS, INC., a corporation organized under the Business Corporations Act of British Columbia, Canada (the "New Guarantor") guarantied the performance of the lessee under the terms of the Previously Amended Lease, pursuant to the terms of a Guaranty of Lease dated May 20, 2020 (the "New Guaranty"), which was delivered to Lessor along with the Assignment.

Lessee has entered into an agreement with [REDACTED] to vacate [Party Name] Suite C and Suite D, which are defined above as a part of the Premises (the "New Suites"), effective as of October 1, 2020, and Lessee has agreed to take the risk that the New Suites will be delivered to Lessee as of October 1, 2020, and Lessee has agreed to start paying Lessor for such space, effective as of October 1, 2020, regardless of whether or not Lessee has gained possession of the New Suites.

Initially capitalized terms which are not otherwise identified in this Amendment shall have the meaning ascribed to them in the Previously Amended Lease.

TERMS AND CONDITIONS

NOW, THEREFORE, Lessor and Lessee agree to modify the terms of the Original Lease as follows:

1. **Premises.** Effective as of October 1, 2020, the Premises as defined in the Previously Amended Lease shall be changed to also include the New Suites. The New Suites, when added to the space leased under the terms of the Premises, results in the total square footage being leased by Lessee being 33,001 square feet. Lessee shall

begin paying rents on the pre-existing Premises, plus the New Suites, from and after October 1, 2020.

2. Base Rent. Base Rent due under the Lease was most recently revised in Paragraph 1 of the Second Amendment; that Base Rent shall continue in effect through September 30, 2020. Effective from and after October 1, 2020, Base Rent shall be revised and shall be payable as follows:

A. Base Rent for the period from October 1, 2020, until the *earlier of*: (i) March 31, 2021, or (ii) the date when Lessee opens for business at the Premises (hereinafter the "Rent Abatement Period"), shall be revised to to $[REDACTED] per month; [Base Rent]

B. If the Rent Abatement Period does not end on or before December 31, 2020, the Base Rent shall be revised to $[REDACTED] per month for the period [Base Rent] from January 1, 2021 through the end of the Rent Abatement Period;

C. From and after the later of the end of the Rent Abatement Period or January 1, 2021, through December 31, 2021, Base Rent shall be revised to $[REDACTED] per month; [Base Rent

D. From and after January 1, 2022, Base Rent shall be revised as set forth in Paragraph 60, which is revised in this Amendment.

3. Lessee's Share. Lessee's Share, as defined in Section 1.6 of the Previously Amended Lease shall be increased to **33.74%** from and after October 1, 2020.

[Security Deposit Amounts]

4. Security Deposit. The Security Deposit, referenced in Section 1.7c, shall be increased from the current amount of $[REDACTED] to $[REDACTED] and Lessee shall pay the difference of $[REDACTED] to Lessor upon the exchange of signed copies of this Amendment.

5. Waiver. Lessee waives any right to any notice from Lessor of the availability of the New Suites under the terms of the Previously Amended Lease.

6. Revised Paragraph 60. The Base Rent shall be increased at a rate of three percent (3%) per annum on a compounding basis, during the remainder of the Original Term. Accordingly, Paragraph 60 as set forth in the First Amendment shall be replaced with the following:

"60. **Base Rent Adjustments.** The Base Rent shall be increased at a rate of three percent (3%) per annum on a compounding basis, during the remainder of the Original Term.

Months	**Monthly Base Rent:**	
January 1, 2022 - December 31, 2022	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2023 - December 31, 2023	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2024 - December 31, 2024	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2025 - December 31, 2025	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2026 - December 31, 2026	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2027 - December 31, 2027	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2028 - December 31, 2028	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2029 - December 31, 2029	$[REDACTED]	[Monthly Base Rent Amount]
January 1, 2030 - May 31, 2030	$[REDACTED]	[Monthly Base Rent Amount]

7. **Exhibit "C"** in the form attached to the First Amendment, shall now be deemed to include the New Suites, which are identified thereon.

8. **Reaffirmation.** Except as expressly amended or modified by the terms of this Amendment, the terms of the Previously Amended Lease are ratified and reaffirmed by Lessor and Lessee.

[Lessor Name]
[REDACTED]
[REDACTED]

By: /s/ [REDACTED]
[REDACTED], Asset Manager

BLC MANAGEMENT COMPANY, LLC,
a Nevada limited liability company

By: /s/ Robert Groesbeck
Robert Groesbeck, Manager

REAFFIRMATION OF GUARANTY

The undersigned provided the New Guaranty, referenced above in this Amendment. The undersigned has reviewed this Amendment and agrees that, as an inducement for Lessor to execute this Amendment, the New Guaranty shall remain in full force and effect and, from and after the date hereof, and that the New Guaranty shall operate as a guaranty obligations arising out of the Previously Amended Lease, as

amended by the foregoing Amendment. The obligations of the undersigned Guarantor and the rights of the Lessor, as provided in the New Guaranty, shall be fully applicable to the Previously Amended Lease, as amended by this Amendment.

PLANET 13 HOLDINGS, INC., a corporation organized under the Business Corporations Act of British Columbia, Canada

By: /s/ Larry Scheffler
Larry, Scheffler, Co-President

By: /s/ Robert Groesbeck
Robert Groesbeck, Co-President

REAFFIRMATION OF BY [REDACTED]

[Assignor Defined Name]

[Assignor Defined Name]

The undersigned, [REDACTED] was not released from liability under the Previously Amended Lease by the terms of the Assignment. The undersigned has reviewed this Amendment and agrees that, as an inducement for Lessor to execute this Amendment, [REDACTED] shall remain liable as an assignor of the Previously Amended Lease (which included rights to capture additional space under its terms), as the same has been amended by the foregoing Amendment. The obligations of the undersigned [REDACTED] [Assignor Defined Name] and the rights of the Lessor, as provided in the Previously Amended Lease, and the Assignment shall be fully applicable to the Previously Amended Lease, as amended by this Amendment.

[REDACTED]

[Assignor Name]

By: /s/ [REDACTED]
[REDACTED], Manager